SCHEDULE 14A

Information Required in Proxy Statement

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Huntington Bancshares Incorporated
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Huntington Bancshares Incorporated

Huntington Center

41 South High Street

Columbus, Ohio 43287

March 4, 2013

Dear Fellow Shareholders:

We are pleased to invite you to the annual meeting of shareholders to be held on Thursday, April 18, 2013, at our Easton Business Service Center, in Columbus, Ohio. We will consider the matters described in the following notice of annual meeting and proxy statement and review highlights of the past year.

The year 2012 was very good for Huntington. We continued to benefit from the execution of our long-term strategic plan and reported record net income of $641.0 million, up 18% from the prior year, and tangible book value per share grew $0.60, or 12%, to $5.78. These results reflect steady growth in a number of key areas including loans, deposits, and customer relationships as well as improved profitability.

We want to thank Dave Lauer, who is retiring, for his extraordinary service on the board and as chair of the audit committee.

We hope you will attend the meeting. Whether or not you plan to attend, we encourage you to read the proxy statement carefully and to promptly submit your vote via Internet, telephone or mail to ensure that your shares are represented.

Sincerely,

Stephen D. Steinour

Chairman, President and Chief Executive Officer

Information for Shareholders Who Plan to Attend

the 2013 Annual Meeting of Shareholders

Our Business Service Center, 7 Easton Oval, is located on the east side of Columbus near I-270 and Easton Way.

There will be ample parking available as well as assistance (shuttle service and wheel chairs) in transportation from the parking lot to the building entrance.

Huntington Bancshares Incorporated

Huntington Center

41 South High Street

Columbus, Ohio 43287

Richard A. Cheap

General Counsel and Secretary

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

2013 Annual Meeting of Shareholders of Huntington Bancshares Incorporated

Date:	Thursday, April 18, 2013
Time:	2:00 p.m. EDT
Location:	Huntington’s Easton Business Service Center, 7 Easton Oval, Columbus, Ohio 43219

The purposes of the annual meeting are to consider and vote on the following matters:

•	the election of directors;

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013;

•	an advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the accompanying proxy statement; and

•	any other business that properly comes before the meeting.

Your vote is important. You may vote by executing and returning your proxy card in the accompanying envelope, or by authorizing your proxy electronically over the Internet or by telephone. Please refer to the proxy card enclosed for information on authorizing your proxy electronically. If you attend the meeting, you may vote in person, if you are a holder of record or you obtain a legal proxy from your broker, bank or other holder of record.

If your shares are held by a broker, it is important that you provide instructions to your broker so that your vote is counted on all matters. Brokers do not have discretionary authority to vote on the election of directors or the advisory resolution to approve the compensation of executives.

Sincerely,

Richard A. Cheap

March 4, 2013

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on April 18, 2013

The proxy statement and annual report to security holders are available at

www.edocumentview.com/HBAN

2013 Proxy Statement — Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the entire proxy statement carefully before voting.

2013 Annual Meeting of Shareholders

Date:	Thursday, April 18, 2013
Time:	2:00 p.m. EDT
Location:	Huntington’s Easton Business Service Center, 7 Easton Oval, Columbus, Ohio 43219

Voting Matters and Board Recommendations

Our Board’s Recommendation:
• Proposal 1 — Election of Directors	FOR
• Proposal 2 — Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013	FOR
• Proposal 3 — Advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the accompanying proxy statement	FOR

Executive Compensation & Governance Highlights

See pages 19-44.

•	We replaced our Executive Agreements (change-in-control) with updated versions that eliminate both excise tax gross up provisions and modified single trigger severance for the chief executive officer.

•

We implemented performance share units as part of our long-term incentive program for executive officers. Performance share units represented 50% of the total long-term incentive value in 2012, and are not earned unless three-year performance goals established by the Compensation Committee are achieved.

•	We adopted a hedging and pledging policy for our executive officers.

•	We continued our outreach to larger shareholders to gain a better understanding of shareholder interests in the areas of executive compensation and corporate governance.

PROXY STATEMENT

We are providing this proxy statement in connection with the solicitation by the board of directors of Huntington Bancshares Incorporated, a Maryland corporation (“we”, “us”, “our”, the “company” or “Huntington”), of proxies to be voted at our 2013 annual meeting of shareholders to be held on April 18, 2013, and at any adjournment. We are sending or making this proxy statement available to our shareholders on or about March  7, 2013.

General Information about the Meeting

Voting Procedures

Holders of common stock at the close of business on February 20, 2013, are entitled to vote at the annual meeting. As of that date, there were 843,541,530 shares of common stock outstanding and entitled to vote. Holders of our Series A Preferred Stock and our Series B Preferred Stock are not entitled to vote.

Each holder of common stock is entitled to cast one vote on each matter submitted at the annual meeting for each share of stock held of record at the close of business on February 20, 2013. The shares represented by a properly submitted proxy will be voted as directed provided we receive the proxy prior to or at the meeting. A properly executed proxy without specific voting instructions will be voted FOR Proposal 1 — Election of Directors, FOR Proposal 2 —Ratification of the Appointment of Independent Registered Public Accounting Firm, and FOR Proposal 3 — Advisory Approval of Executive Compensation. A properly submitted proxy will also confer discretionary authority to vote on any other matter which may properly come before the meeting or any adjournment or postponement of the meeting.

You may vote by executing and returning your proxy card in the envelope provided, or by voting electronically over the Internet or by telephone. Please refer to the proxy card for information on voting electronically. If you attend the meeting, you may vote in person and the proxy will not be used.

We are not currently aware of any matters that may properly be presented other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxies can vote your common stock at the adjournment as well, unless you have revoked your proxy instructions.

Revoking Your Proxy

If your common stock is held in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise our secretary in writing before the proxies vote your common stock at the meeting, deliver later dated proxy instructions, or attend the meeting and vote your shares in person.

Expenses of Solicitation

We will pay the expenses of this proxy solicitation, including the reasonable charges and expenses of brokerage firms and others for forwarding solicitation material to their customers who are beneficial owners. In addition to soliciting proxies by mail and via the Internet, our employees may also solicit proxies by telephone and in person. We have retained Morrow & Co. LLC, 470 West Avenue, Stamford, Connecticut 06902 to assist in the solicitation of proxies for a fee of $10,000 plus reasonable out-of-pocket expenses.

Vote Required

A quorum is required to conduct business at the annual meeting. Shareholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting, present in person or by proxy, will constitute a quorum. Proposal 1: a nominee for election to the board of directors at a meeting of shareholders at which a quorum is present will be elected only if the number of votes cast “for” such nominee’s election exceeds the total number of votes cast “against” or affirmatively “withheld” as to such nominee’s election; provided, however, that if, on either the date of the company’s proxy statement for the meeting or on the date of the meeting, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of all the votes cast at the meeting. Proposals 2 and 3: each requires the affirmative vote of a majority of all votes cast on the matter by the holders of common stock at a meeting at which a quorum is present.

Broker Voting

Under the laws of Maryland, our state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the meeting. Broker non-votes occur when brokers who hold their customers’ shares in street name submit proxies for such shares on some matters, but not others.

Generally, this would occur when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the ratification of the independent registered public accounting firm, but not on non-routine matters. Brokers are no longer permitted to vote on the election of directors or on matters related to executive compensation without instructions from their customers. Broker non-votes and abstentions will have no effect on the election of any director or the approval of the other matters described above since they are not counted as votes cast at the meeting, but votes affirmatively “withheld” from the election of any nominee will have the effect of a vote against that nominee’s election as a director.

Board Recommendation

The board of directors recommends that you vote FOR each proposal.

Corporate Governance

Board Meetings and Committee Information

Our board of directors has separate standing Audit, Community Development, Compensation, Executive, Nominating and Corporate Governance, and Risk Oversight Committees. From time to time the board of directors may appoint ad hoc committees. All board members receive copies of committee reports and materials. In addition, all board members are welcome to attend any meetings of the standing committees. Each standing committee has a separate written charter. Current copies of the committee charters are posted on the Investor Relations pages of our website at www.huntington.com. Information about the board’s standing committees, including the names of the committee members through February 19, 2013, is set forth below.

Committee Members	Audit Committee	Community Development Committee	Compensation Committee	Executive Committee	Nominating & Corporate Governance Committee	Risk Oversight Committee
Don M. Casto III			Member	Chair	Member
Ann B. Crane	Member	Member
Steven G. Elliott				Member		Chair
Michael J. Endres				Member
John B. Gerlach, Jr.			Chair		Member
Peter J. Kight			Member
David P. Lauer	Chair
Jonathan A. Levy				Member		Member
Richard W. Neu	Member
David L. Porteous			Member	Member	Chair	Member
Kathleen H. Ransier		Chair	Member
Stephen D. Steinour				Member
Number of Meetings Held During 2012	11	4	7	3	7	24

The total number of meetings for each of the Audit Committee and the Risk Oversight Committee include six joint meetings of both committees. Effective February 20, 2013, Mr. Casto joined the Audit Committee and ceased to serve on the Compensation Committee, and Mr. Neu joined the Community Development Committee.

The board of directors held a total of 11 regular and special meetings in 2012. We believe that regular attendance at meetings is of utmost importance, and we encourage our directors to attend the annual shareholders meetings and at least 75% of all regularly scheduled board and committee meetings. During 2012, each director attended greater than 75% of the meetings of the full board of directors and the committees on which he or she served. All directors attended the 2012 annual meeting of shareholders.

Audit Committee

The Audit Committee oversees the integrity of the consolidated financial statements, including policies, procedures, and practices regarding the preparation of financial statements, the financial reporting process, disclosures, and internal control over financial reporting. The Audit Committee also provides assistance to the board in overseeing the internal audit division and the independent registered public accounting firm’s qualifications and independence; compliance with our Financial Code of Ethics for the chief executive officer and senior financial officers; and compliance with corporate securities trading policies.

The board of directors has determined that each of David P. Lauer, current chairman of the Audit Committee, and Richard W. Neu, who will become the chairman upon Mr. Lauer’s retirement, qualifies as an “audit committee financial expert” as the term is defined in the rules of the Securities and Exchange Commission (SEC). This designation does not impose any duties, obligations or liabilities on them that are greater than the duties, obligations and liabilities imposed on the other members of the Audit Committee. Each member of the Audit Committee qualifies as an “independent director” as the term is defined in the Nasdaq Stock Market Marketplace Rules.

Report of the Audit Committee

The primary responsibility of the Audit Committee is to oversee the integrity of Huntington’s consolidated financial statements. In carrying out its duties, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2012 with Huntington management and with Huntington’s independent registered public accounting firm, Deloitte & Touche LLP. This discussion included the selection, application and disclosure of critical accounting policies. The Audit Committee has also reviewed with Deloitte & Touche LLP its judgment as to the quality, not just the acceptability, of Huntington’s accounting principles and such other matters required to be discussed under auditing standards generally accepted in the United States, including the Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board in Rule 3526 regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from Huntington. Based on this review and discussion, and a review of the services provided by Deloitte & Touche LLP during 2012, the Audit Committee believes that the services provided by Deloitte & Touche LLP in 2012 are compatible with, and do not impair, Deloitte & Touche LLP’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Huntington’s Annual Report on Form 10-K for the year 2012 for filing with the SEC.

Submitted by the Audit Committee:

David P. Lauer, Chair

Ann B. Crane

Richard W. Neu

Compensation Committee

The Compensation Committee fulfills the duties and responsibilities of the board as it relates to executive and director compensation matters. In carrying out its duties, the committee reviews and approves Huntington’s goals and objectives with respect to the compensation of the chief executive officer and other executive management. The Compensation Committee also evaluates the performance of the chief executive officer and other executive management in light of such goals and objectives, and sets their compensation levels based on such evaluation. The Compensation Committee advises the board of directors with respect to compensation for service by non-employee directors on the board of directors and its committees. The Compensation Committee also makes recommendations to the board of directors with respect to Huntington’s incentive compensation plans and equity-based plans, oversees the activities of the individuals and committees responsible for administering these plans, and discharges any responsibility imposed on the Compensation Committee by any of these plans. In addition, the Compensation Committee assists the board of directors in fulfillment of the duties and responsibilities delegated to the board under our retirement plans.

Procedures for Determining Executive and Director Compensation; Compensation Consultant

The Compensation Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve fees and other retention terms of advisors, including legal counsel and other advisors. In 2012, the Compensation Committee engaged Pearl Meyer & Partners, LLC, an independent consulting firm to provide advisory services related to executive and director compensation. The consultant reports directly to the Compensation Committee, and is evaluated by the Compensation Committee on an annual basis.

Although the Committee makes independent determinations on all matters related to compensation of executive officers, certain members of management are requested to attend and provide input to the Committee. Input may be sought from the chief executive officer, Human Resources, Finance, Risk Management and others as needed to ensure the Compensation

Committee has the information and perspective it needs to carry out its duties. In particular, the Compensation Committee will seek input from the chief executive officer on matters relating to strategic objectives, company performance goals and input on his assessment of the other executive officers. Human Resources works with the Chair of the Compensation Committee to ensure he has the background, information and data needed to facilitate meetings. The Compensation Committee delegates some responsibilities to assist in development of design considerations, with permission to work with the Committee’s independent consultant to develop proposals for the committee’s consideration. The Committee also receives regular updates from the chief risk officer and chief financial officer throughout the year as appropriate.

Services provided by the compensation consultant during 2012 included review of our selected peer group, benchmarking compensation and performance, establishing total compensation guidelines, including targets for short and long-term incentive plans and modeling payouts under various performance scenarios. In addition, the compensation consultant frequently attends meetings of the Compensation Committee, provides updates on emerging trends and best practices, and is available as needed for expert guidance and support. During 2012 the compensation consultant did not provide any services other than advice and recommendations related to executive and director compensation.

The Compensation Committee has reviewed all of the services provided by the compensation consultant in 2012 and representations by the consultant including with respect to: the fees received by the consultant from Huntington as a percentage of total revenue of the consultant; the policies or procedures maintained by the consulting firm designed to prevent a conflict of interest; any business or personal relationship between the individual consultant managing the relationship with Huntington and any Compensation Committee member; any business or personal relationship between the individual consultant managing the relationship with Huntington and executive officers of the company; and; any company stock owned by the individual consultant managing the company relationship. Based on these reviews, the Compensation Committee has determined that the compensation consultant is independent and that the consultant’s work has not created any conflicts of interest.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee, or in accordance with the terms of a particular compensation plan, to a management committee. The Compensation Committee may not, however, delegate the determination of compensation for executive officers to management. From time to time, the Compensation Committee may obtain the approval of the board of directors with respect to certain executive and director compensation matters.

Compensation Committee Interlocks and Insider Participation. We have no compensation committee interlocks. In addition, no member of the Compensation Committee has served as one of our officers or employees.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in Huntington’s proxy statement for its 2013 annual meeting of shareholders.

Submitted by the Compensation Committee:

John B. Gerlach, Jr., Chair

Don M. Casto III

Peter J. Kight

David L. Porteous

Kathleen H. Ransier

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s primary responsibilities are to annually: review the composition of the board of directors to assure that the appropriate knowledge, skills, and experience are represented, in the Committee’s judgment, and to assure that the composition of the board of directors complies with applicable laws and regulations; review the qualifications of persons recommended for board of directors membership, including persons recommended by shareholders; discuss with the board of directors standards to be applied in making determinations as to the independence of directors; and review the effectiveness of the board of directors, including but not limited to, considering the size and desired skills of the board of directors and the performance of individual directors as well as collective performance of the board of directors. The Nominating and Corporate Governance Committee reviews and approves related party transactions. The Nominating and Corporate Governance oversees the chief executive officer succession plan, including emergency succession, and the company’s efforts to effectively communicate with shareholders both in connection with the corporation’s proxy filing and throughout the year. Other primary responsibilities of the Nominating and Corporate Governance Committee include reviewing and making appropriate changes to the Corporate Governance Guidelines and the Code of Business Conduct and Ethics for Huntington’s directors, officers and employees.

Nominating and Corporate Governance

Committee Members:

David L. Porteous, Chair

Don M. Casto III

John B. Gerlach, Jr

Community Development Committee

The Community Development Committee’s principal role is to promote our mission of local involvement and leadership in the communities where we are located and where our employees work. This committee provides primary oversight of the company’s programs relating to community development and involvement, philanthropy, government affairs and diversity. The committee also has responsibility for monitoring our commitments pursuant to the Community Reinvestment Act (CRA). This responsibility includes review of CRA examination reports and related internal reports, and review of the company’s relationships with external constituencies concerning these activities, including investors, regulators, elected officials and community leaders. The Community Development Committee also reviews the company’s mortgage lending activities considering its obligations under the Home Mortgage Disclosure Act, and reviews the company’s compliance with fair lending obligations, including monitoring procedures and programs. The committee also monitors employee-related programs that could affect the company’s reputation for social responsibility, such as affinity networks, mentoring programs and other broad-based employee development programs. The Community Development Committee also reviews any shareholder proposals involving issues of public interest.

Community Development Committee Members:

Kathleen H. Ransier, Chair

Ann B. Crane

Executive Committee

The Executive Committee’s purpose is to provide an efficient means of considering appropriate matters on behalf of the full board of directors. Meetings of this committee may be called by the chief executive officer (who is a member of the committee) or the committee chairperson. In all instances in which the Executive Committee deems necessary or appropriate, the committee shall have and may exercise all of the powers and authority of the board of directors as may be permitted by law, and the charter and bylaws of the company. All actions of and powers conferred by the Executive Committee are deemed to be done and conferred under the authority of the board of directors.

Executive Committee Members:

Don M. Casto III, Chair

Steven G. Elliott

Michael J. Endres

Jonathan A. Levy

David L. Porteous

Stephen D. Steinour

Risk Oversight Committee

The Risk Oversight Committee assists the board of directors in overseeing: our material risks and the approval and monitoring the company’s capital position supporting our overall aggregate moderate-to-low risk profile; the risk governance structure; compliance with applicable laws and regulations; and determining adherence to the board’s stated risk appetite. This committee also oversees our capital management and planning process, and ensures that the amount and quality of capital are adequate in relation to expected and unexpected risks and that our capital levels exceed “well-capitalized” requirements. Additional detail about the role and responsibilities of this committee is set forth under “The Board’s Role in Risk Oversight”, below.

Risk Oversight Committee Members:

Steven G. Elliott, Chair

Jonathan A. Levy

David L. Porteous

Corporate Governance Guidelines, Policies and Procedures

Our board of directors has a corporate governance program which includes Corporate Governance Guidelines and a Code of Business Conduct and Ethics. The Corporate Governance Guidelines are attached as an exhibit to the charter for the Nominating and Corporate Governance Committee. The Code of Business Conduct and Ethics applies to all of our employees and, where applicable, to our directors, and to employees and directors of our affiliates. Our employees serving as chief executive officer, chief financial officer, corporate controller, and principal accounting officer are also bound by a Financial Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Code of Business Conduct and Ethics and the Financial Code of Ethics for Chief Executive Officer and Senior Financial Officers are posted on the Investor Relations pages of Huntington’s website at www.huntington.com.

Communication with the Board of Directors

Shareholders who wish to send communications to the board of directors may do so by following the procedure set forth on the Investor Relations pages of Huntington’s website at www.huntington.com.

Director Nomination Process

Our board of directors believes that one of its most important responsibilities is identifying, evaluating and selecting candidates for the board. The Nominating and Corporate Governance Committee reviews the qualifications of potential director candidates and makes recommendations to the full board. The factors considered by the Committee and the board in their review of potential candidates include whether the candidate:

•	has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•

has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse communities and geographies in which the company operates;

•

has achieved prominence in his or her business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the board is called upon to make;

•	possesses a willingness to challenge management while working constructively as part of a team in an environment of trust; and

•	will be able to devote sufficient time and energy to the performance of his or her duties as a director.

The board also believes that board membership should reflect the diversity of the markets in which we do business. At least annually the Nominating and Corporate Governance Committee reviews the composition of the board to assure that the appropriate knowledge, skills and experience are represented, in the Committee’s judgment, and in order to comply with applicable laws and regulations. From time to time the Nominating and Corporate Governance Committee will identify additional selection criteria for board membership, taking into consideration the current board composition and whether appropriate knowledge, skills, and experience are represented. There are no other specific additional criteria at this time.

Peter J. Kight has been nominated for election by shareholders for the first time. Mr. Kight was recommended for consideration by a non-management director. Shareholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by sending a written notice to the Secretary at Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. The notice should indicate the name, age, and address of the person recommended, the person’s principal occupation or employment for the last five years, other public company boards on which the person serves, whether the person would qualify as independent as the term is defined under the Marketplace Rules of the Nasdaq Stock Market, and the class and number of shares of Huntington securities owned by the person. The Nominating and Corporate Governance Committee may require additional information to determine the qualifications of the person recommended. The notice should also state the name and address of, and the class and number of shares of our securities owned by, the person or persons making the recommendation. There have been no material changes to the shareholder recommendation process since we last disclosed this item.

Independence of Directors

Our board of directors and the Nominating and Corporate Governance Committee have reviewed and evaluated transactions and relationships with board members to determine the independence of each of the members. The board of directors does not believe that any of its non-employee members has relationships with us that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as director. Further, the board and the

Nominating and Corporate Governance Committee have determined that a majority of the board’s members are “independent directors” as the term is defined in the Nasdaq Stock Market Marketplace Rules. The directors determined to be independent under this definition are: Don M. Casto III, Ann B. Crane, Steven G. Elliott, John B. Gerlach, Jr., Peter J. Kight, David. P. Lauer, Jonathan A. Levy, Richard W. Neu, David L. Porteous, and Kathleen H. Ransier. The board of directors has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent under such definition and that the members of the Audit Committee are independent under the additional, more stringent requirements of the Nasdaq Stock Market applicable to audit committee members.

In making the independence determinations for each of the directors, the board took into consideration the transactions disclosed in this proxy statement under “Review, Approval or Ratification of Transactions with Related Persons”, below. In addition, the board of directors considered that the directors and their family members are customers of our affiliated financial and lending institutions. Many of the directors have one or more transactions, relationships or arrangements where Huntington’s affiliated financial and lending institutions, in the ordinary course of business, act as depository of funds, lender or trustee, or provide similar services. Directors may also be affiliated with entities which are customers of our affiliated financial and lending institutions and which enter into transactions with such affiliates in the ordinary course of business. The board also considered charitable donations to organizations in which directors have an interest, and the following relationships and transactions, and determined them to be immaterial: employment of the son-in-law of Mr. Porteous as a non-executive employee of the company, and routine transactions and relationships entered into in the ordinary course of business between the Bank and business organizations with which Ms. Crane, Mr. Casto, Mr. Gerlach and Mr. Levy, respectively, have an interest.

The Board’s Leadership Structure

Our chief executive officer, Stephen D. Steinour, serves as chairman of the board. We also have an independent lead director, David L. Porteous, who has served as lead director since the board created the position in November 2007. The board believes that having a combined chief executive officer and chairman along with a strong independent lead director provides an efficient and effective leadership structure.

Mr. Porteous is available to the chief executive officer and frequently acts as a sounding board for a variety of matters. He also takes an active role in outreach efforts with various constituents, including Huntington employees. He regularly engages with the employees and acts as a liaison between employees and the board. Specific responsibilities of the lead director are set forth in our Corporate Governance Guidelines and include:

•	serving as liaison between the chairman of the board and the outside directors;

•	consulting with the chairman of the board on information sent to the board;

•	reviewing and providing input to the chairman of the board on board meeting agendas;

•	consulting with the chairman of the board on meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	presiding at all meetings of the board at which the chairman is not present, including executive sessions of the outside directors;

•	having the authority to call meetings of the outside directors; and

•	ensuring that he or she is available for consultation and direct communication with key stakeholders, if requested by the chief executive officer.

The board believes that having an independent lead director performing these duties effectively complements and counterbalances the role of the combined chairman / chief executive officer. The table below shows the interaction of the roles of the chairman / chief executive officer and the lead director.

Areas of Responsibility	Chair/CEO Role	Lead Director Role
Full Board Meetings	Has the authority to call meetings of the board of directors	Participates in board meetings like every other director
	Chairs meetings of the board of directors and the annual meeting of shareholders	Acts as intermediary — at times, the chair may refer to the lead director for guidance or to have something taken up in executive session
Provides leadership to the board of directors if circumstances arise in which the role of the chair may be, or may be perceived to be, in conflict with board of directors
Suggests calling full board meetings to the chair when appropriate
Executive Sessions	Receives feedback from the executive sessions	Has the authority to call meetings of the outside directors Sets the agenda for and leads executive sessions of the outside directors Briefs the CEO on issues arising out of the executive sessions
Board Agendas and Information	Takes primary responsibility for shaping board agendas, consulting with the lead director to ensure that board agendas and information provide the board with what is needed to fulfill its primary responsibilities.

Collaborates with the chair to shape the board agenda and board information so that adequate time is provided for discussion of issues and so that appropriate information is made available to directors

Solicits agenda items from members of the board

Board Communications	Communicates with the directors on key issues and concerns outside of board meetings Takes responsibility for new director orientation and continuing education for board of directors

Facilitates discussion among the outside directors on issues and concerns outside of board meetings

Serves as a non-exclusive conduit to the chair of views, concerns, and issues of the outside directors

Coordinates with the chair on director orientation and continuing education

Committee Meetings	Member of Executive Committee and attends such other committee meetings (excluding executive sessions) as chair shall so choose

Participates on such committees (including executive sessions) to which he is elected and is ex-officio member of all other committees

Chairs the Nominating and Corporate Governance Committee which recommends the membership of various board committees as well as selection of committee chairs

External and Other Stakeholders	Represents the organization to, and interacts with, external stakeholders and employees	Available at the request of the chair to participate in meetings with key institutional investors and other stakeholders
Has authority to engage advisors and consultants who report directly to the board of directors on board issues

In addition to having an engaged lead director, additional factors contribute to the board’s comfort with Mr. Steinour serving in the combined roles of chairman and chief executive officer. These factors include our strong corporate governance practices, our board’s independence, and the accountability of the chief executive officer to the board. Executive sessions, excluding the chairman and chief executive officer, are held in conjunction with each board meeting to ensure open dialogue with the lead director. Moreover, there is regular reporting by senior management to the board of directors as further described under “The Board’s Role in Risk Oversight” below. The board has also considered our leadership structure in light of the company’s size, the nature of its business, the regulatory framework in which it operates, and its peers and determined that the board’s leadership structure is appropriate for our company at this time.

The Board’s Role in Risk Oversight

We have a robust Enterprise Risk Management Program that supports sound and proactive risk governance. The program is overseen by the board of directors and implemented by executive leadership and other personnel. It is applied throughout the company to ensure that business is managed within defined risk tolerances and incorporates the board’s stated risk appetite of moderate-to-low risk.

The company’s risk committee structure is designed to allow for escalation and information flow of risk related issues. This structure includes board of directors, executive, and management level committees.

At the board level, the Risk Oversight, Audit, Community Development, Compensation, Executive, and Nominating and Corporate Governance committees direct the executive officers’ (the Executive Leadership Team’s) establishment and conformance with the company’s aggregate moderate-to-low risk appetite. At the executive level, the committees for Asset and Liability Management, Risk Management, Credit Policy & Strategy, Incentive Compensation Oversight, and Capital Management provide proactive risk management.

The company’s risk governance structure includes: program design and oversight; policy approval; risk identification, assessment, measurement, and monitoring which entails the review of risk exposures and trends to include capital management activities; and response.

Huntington follows a “three-lines-of-defense” model to ensure that material risks are proactively identified, communicated, and addressed. This model also ensures that the company stays within the boundaries of the aggregate moderate-to-low risk profile. The first line of defense is comprised of business line employees, as well as risk teams led by segment risk officers (SROs) which are embedded within each major segment of the company. The second line includes corporate risk functions such as credit risk, compliance risk, operational risk, and market and liquidity risk. The third line includes the company’s independent review functions (i.e., Internal Audit and Credit Review).

Key components of the Enterprise Risk Management Program and risk culture include the following:

Risk Philosophy. The company’s risk philosophy asserts that:

•

Risk is inherent within the lines of business. The company’s shareholders expect the Executive Leadership Team will assume risk to generate revenue, and manage risks in order to provide an appropriate return on investment.

•	Governance begins with “tone at the top” and is driven by the board, chief executive officer, and the Executive Leadership Team.

•

While tone is set at the top, Huntington stresses the principle that “everyone owns risk.” All employees, regardless of their position in the company, have a role in the identification and management of risk.

Risk Appetite. The Company has established an aggregate moderate-to-low risk appetite, set by the board. The Company’s risk appetite is implemented through a series of risk-tolerance mechanisms that are generally quantitatively driven. One of the primary measurements for quantifying the aggregate moderate-to-low risk appetite is the availability of capital through a nine quarter forecast horizon in expected conditions. In addition to forecasted capital ratios, a set of quantitative metrics have been established with defined risk range thresholds. Ongoing reporting of these metrics enables the Company to retrospectively and prospectively monitor key capital, credit, market, liquidity, operational, and reputational positions and issues. We maintain and monitor numerous Key Risk Indicators (“KRIs”) across the company. Complementing these tools, the Company engages in a disciplined risk self-assessment process which is performed in both a vertical and horizontal manner on a quarterly basis. Business units and segments conduct vertical Risk and Control Self-Assessments (“RCSAs”) germane to their specific areas. Corporate level support functions perform horizontal Primary Risk Assessments (“PRAs”) based on particular risk categories (e.g., credit, market, compliance, etc.) that cut across all parts of the company. Aggregating the results of RCSAs and PRAs, Corporate Risk Management creates an Enterprise Risk Assessment (“ERA”), which provides an overview of each quarter’s risk position including the top risks of the Company. The ERA results and top risks are discussed with the board of directors Risk Oversight Committee quarterly.

Risk Management Framework. The risk management framework plays a key role in the management and control of Huntington’s risk profile. The components of the framework demonstrate how risk governance is a continuous and closed loop. The process starts with the board and is enhanced by the committee structure. It is implemented and managed through the three lines of defense then measured and reported back to the board to ensure sustainability and conformance with expectations. The framework provides a mechanism to identify, measure, and monitor material risks from business units and corporate support functions alike, all of which are considered during the capital adequacy and planning processes. The following diagram illustrates the risk management framework:

The Role of the Risk Oversight Committee. Additional detail about the role and authority of the Risk Oversight Committee is set forth below.

The Board of Directors Risk Oversight Committee was established to assist the board in overseeing material risks, the approval and monitoring of the capital position of the organization supporting its overall aggregate moderate-to-low risk profile, and our risk governance structure, including policies, procedures and practices relating to enterprise-wide risks. The Risk Oversight Committee has the authority to direct management to develop and implement policies and procedures, and take any appropriate actions to manage or mitigate risk.

The Risk Oversight Committee reviews and approves the annual budget for the risk management function, and separately reviews and approves the annual budget for the credit review function. Other matters reviewed by the Risk Oversight Committee include the status of asset quality trends, the adequacy of the allowance for loan loss reserves, and management’s assessment of enterprise-wide risks. The duties and responsibilities of the Risk Oversight Committee further include annual review and approval of our executive level risk management committee charters and board-level risk policies.

Members of senior management, including representatives of Credit, Risk Management, and Finance, report regularly to the Risk Oversight Committee on risk issues including credit, compliance, market, operational, and liquidity risk matters. Our Credit Review executive reports directly to the Risk Oversight Committee. In addition, the chief auditor reports directly to the Audit Committee. The Risk Oversight Committee meets jointly with other board committees as deemed necessary to discuss matters of common interest. The Committee meets regularly with the Audit Committee to review the allowance for loan losses and to review our periodic reports before filing with the SEC. The Committee also meets periodically in separate executive sessions with our chief risk officer and chief credit officer, and may meet with any other members of executive management.

The Risk Oversight Committee has the authority to request any reports or information from management and is empowered to investigate any matter. The Committee has the authority to engage independent counsel and other advisors as it deems necessary. All members of the Risk Oversight Committee must be financially literate. The chair of the Committee, Steven G. Elliott, has significant financial institution expertise. The committee meets as often as necessary, but not less than quarterly.

Risk Assessment of Incentive Compensation

Incentive compensation is an important tool for attracting and retaining qualified talent, and for motivating existing employees to support objectives of our overall business strategy. Incentive plans must be carefully designed to balance business goals, competitive practices, and risk mitigation. We believe that our incentive compensation arrangements take risk into account and are consistent with safe and sound practices.

We believe our incentive compensation arrangements:

•	are supported by strong corporate governance, including active and effective oversight by the board of directors;

•	provide employees incentives that appropriately balance risk and reward; and

•	are compatible with effective controls and risk-management.

Strong Corporate Governance. The Compensation Committee of the Board of Directors, comprised of independent directors, has historically overseen the compensation of Huntington’s executive officers. Since 2009, the Compensation Committee has also assumed oversight of the risk assessment of the company’s broader incentive compensation programs. The Compensation Committee’s responsibilities for incentive compensation oversight are built into the committee’s responsibilities calendar. An update on Incentive Compensation and Risk is a standing agenda item for the Compensation Committee.

To facilitate the Compensation Committee’s review, Huntington has established an Incentive Compensation Oversight Committee (the “Oversight Committee”) reporting to the Compensation Committee and comprised of five senior executive officers. Its purpose is to provide oversight and governance of Huntington’s incentive plans and help ensure sound incentive practices. The Oversight Committee analyzes, reviews, and, where appropriate, develops recommendations and/or strategies consistent with objectives as directed by the Compensation Committee.

Huntington continues to evolve and expand its incentive risk management practices. During 2012 Huntington adopted a new methodology to assess risk allowing us to review and evaluate several risk perspectives and then develop an overall view of the adequacy of the balancing mechanisms. Using this new methodology, Huntington completed an in-depth review of the design, business context and governance practices of each of the company’s incentive plans. Through the 2012 review project, Huntington has improved its understanding of the risk profile of current incentive plans, developed a sustainable approach to evaluating incentive plan risk, increased interaction between key stakeholders in the incentive design process, and increased the understanding by risk and compensation personnel of risk issues and balancing mechanisms.

Other enhancements to our incentive compensation program include the implementation of a rigorous modeling process to ensure alignment between payouts and revenue before incentive plans can be approved. We also established a formal process, involving both the plan administration and the segment risk officer, to review and monitor specified incentive payouts for compliance to the risk/governance control process prior to payment.

Appropriate Balance of Risk and Reward. Incentive plans are reviewed at least annually to ensure that appropriate risk balancing mechanisms are incorporated. Huntington uses the following incentive plan design features to balance risk and rewards:

•	clawback provisions;

•	a combination of multiple performance criteria;

•	a corporate performance component;

•	risk-related performance criteria;

•	management discretion to reduce or eliminate awards, including for qualitative factors, such as risk management and compliance with regulations and procedures; and

•	deferral of incentive payments, and credit valuation adjustments.

In addition to the risk control features within the incentive plans, Huntington maintains an over-arching risk management framework that supports risk management in our incentive arrangements. We view risk management as every employee’s responsibility. In 2012, we identified and articulated the primary risk factors by role; that is, those risk factors for which individuals in each role can typically directly influence the outcomes through their actions and business decisions. We then implemented a communication plan to reinforce with employees how their behavior affects risk and thus impacts incentive compensation.

Business segments align with the company’s risk appetite and risk management framework. Adherence to the risk tolerances is facilitated by our enterprise risk management program and validated by independent groups, including Internal Audit, Risk Management, Credit Administration, Credit Review, and to some extent, the external auditors. Risk officers are embedded in each business segment to identify, monitor and mitigate risk, communicate issues, establish controls, perform self-testing, and oversee the quarterly risk control self-assessment process. All material business plans must be reviewed against the risk management framework and approved. Incentive compensation plans and performance goals are tied to the risk-assessed business plans.

For executive officers, our compensation philosophy balances risk and reward with a mix of base pay, short-term incentives and long-term incentives, with greater emphasis on long-term incentives. We have maintained stock ownership guidelines for executives since 2006. In 2011 the Compensation Committee adopted a “hold until retirement” requirement of up to 50% of the net shares for executives, and in 2012 extended the ownership guidelines deeper into management. See “Compensation of Executive Officers” below for detail about our executive compensation philosophy and programs.

Effective Controls and Risk Management. Huntington’s incentive compensation arrangements reflect effective controls and risk management due to a number of design, control, and monitoring features.

•	Incentive plans are documented using a standard template.

•	Plans are reviewed and approved annually by a design team consisting of representatives from the business segment, Finance, Human Resources, Risk Management and other areas as needed.

•	Business plans are reviewed against the risk management framework and incentive compensation plans and performance goals are tied to the risk-assessed business plans.

•	The Chief Risk Officer and the Director of Human Resources present an annual risk-based review of Huntington’s incentive plans and review the findings with the Compensation Committee.

•	Key controls related to incentive compensation are tested annually under Huntington’s internal controls program.

•	Internal Audit reviews incentive compensation programs on a periodic basis.

•	Finance monitors incentive plan performance during the year for comparison to budgeted amounts.

•	Finance models potential payouts under the incentive plans based on various performance scenarios.

•	Incentive plans are reviewed annually and adjusted to ensure alignment with the company’s risk profile.

•	Finance and Human Resources review incentive compensation spend as a percentage of revenue and compare it to prior years.

•	Huntington reserves the right to modify or terminate any incentive plan at any time.

In conclusion, we utilize a variety of mechanisms to balance risk and reward, including specific plan design features, discretionary policies, and a comprehensive approach to risk management. Our incentive compensation program incorporates design, control and monitoring features that provide effective controls compatible with risk management. In addition, we have established a governance process, overseen by executive management and the board’s Compensation Committee that is built on interaction among the business segments, human resources and risk personnel. For these reasons, we believe that our incentive compensation arrangements are consistent with safe and sound practices. We will continue to monitor our incentive compensation arrangements and enhance our risk review in light of developing best practices and future rules and regulatory guidance.

Review, Approval or Ratification of Transactions with Related Persons

The Nominating and Corporate Governance Committee of the board of directors oversees our Related Party Transactions Review and Approval Policy, referred to as the Policy. This written Policy covers “related party transactions”, including any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, either currently proposed or since the beginning of the last fiscal year in which we were or will be a participant, involving an amount exceeding $120,000 and in which a director, nominee for director, executive officer or his or her immediate family member has or will have a direct or indirect material interest. The Policy requires our senior management and directors to notify the general counsel of any existing or potential “related party transactions.” Our general counsel reviews each reported transaction, arrangement or relationship that constitutes a “related party transaction” with the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee determines whether or not “related party transactions” are fair and reasonable for us. The Nominating and Corporate Governance Committee also determines whether any “related party transaction” in which a director has an interest impairs the director’s independence. Approved “related party transactions” are subject to on-going review by our management on at least an annual basis. Loans to directors and executive officers and their related interests made and approved pursuant to the terms of Federal Reserve Board Regulation O are deemed to be approved under this Policy. Any of these loans that become subject to specific disclosure in our annual proxy statement are reviewed by the Nominating and Corporate Governance Committee at that time. The Nominating and Corporate Governance Committee would also consider and review any transactions with a shareholder having beneficial ownership of more than 5% of Huntington’s voting securities in accordance with the Policy.

Indebtedness of Management. Many of our directors and executive officers and their immediate family members are customers of our affiliated financial and lending institutions in the ordinary course of business. In addition, our directors and executive officers also may be affiliated with entities which are customers of our affiliated financial and lending institutions in the ordinary course of business. Loan transactions with directors, executive officers and their immediate family members and affiliates have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers otherwise not affiliated with us. Such loans also have not involved more than the normal risk of collectibility or presented other unfavorable features.

Certain Other Transactions. Huntington Mezzanine Opportunities Inc., one of our subsidiaries, established a private corporate mezzanine investment fund in 2002 to provide financing in transaction amounts of up to $10 million to assist middle market companies primarily in the Midwest with growth or acquisition strategies. Stonehenge Mezzanine Partners LLC, as its sole purpose, serves as the asset manager of the fund and receives a quarterly management fee. The investment fund has been fully funded, and during 2012 the parties renegotiated the investment management agreement, extending the term through June 2014 and reducing the quarterly management fee to $10,000. Stonehenge Mezzanine Partners LLC is also eligible to receive a percentage of profits based on the performance of the investments. During 2012, Stonehenge Mezzanine Partners LLC received management fees from Huntington Mezzanine Opportunities, Inc. of $126,225 and earned $368,449 as a percentage of profits. Our director Michael J. Endres has a 12.6% equity interest in Stonehenge Mezzanine Partners LLC.

The Huntington National Bank has a $10 million commitment for an equity investment in the Stonehenge Opportunity Fund II, LP, a $150 million investment fund, which was organized on September 30, 2004. This fund’s origination period ended in 2010. As of December 31, 2012, $6.36 million of the $10 million commitment has been funded. The remaining $3.64 million commitment is limited to fund follow-on investments in existing portfolio companies and fund expenses. The Huntington National Bank also has a commitment of the lesser of $10 million or 10% of the fund balance for an equity investment in the Stonehenge Opportunity Fund III, LP, a $250 million investment fund, which was organized on July 15, 2010. As of December 31, 2012, the commitment is $10 million, of which $3.7 million has been funded.

The Stonehenge Opportunity Fund II, LP and the Stonehenge Opportunity Fund III, LP each operate as a “Small Business Investment Company” licensed by the Small Business Administration. Each of these funds seeks to generate long-term capital appreciation by investing in equity and, in certain cases, mezzanine securities of a diverse portfolio of companies across a variety of industries. Our management determined that the investment would provide a cost effective means to participate in financing small businesses, provide a means of obtaining lending or investment credits under the Community Reinvestment Act and generally be favorable to us. Each of the funds is managed by Stonehenge Partners Corp., an investment firm of which Michael J. Endres is a principal and holds a 9.8% equity interest. These funds pay to Stonehenge Partners Corp. management fees not to exceed on an annual basis 2.00% of the aggregate of private capital commitments and Small Business Administration debentures of the respective fund. In addition, Stonehenge Partners Corp. is the controlling entity of Stonehenge Equity Partners, LLC, which serves as managing member of each of the funds.

Compensation of Outside Directors

Our compensation philosophy for the board of directors is to provide a compensation arrangement to outside directors that reflects the significant time commitment and substantial contributions the directors are expected to make to the value creation and governance of Huntington. Our compensation level and structure are designed to enable us to attract and retain high caliber talent at a national level, and also to align the directors’ interests with those of the shareholders. Our compensation program for non-employee directors is a combination of cash, consisting of retainer fees and meeting fees, and equity. Directors who are also employees of Huntington do not receive compensation for their services as directors.

Fees Payable in Cash. Each non-employee director earns an annual retainer of $35,000. We pay an additional annual retainer of $65,000 to the lead director, and $15,000 to the chairmen of all standing board committees, except that we do not pay the lead director any additional retainer for his service as the chairman of the Nominating and Corporate Governance Committee. We pay meeting fees at the standard rate of $2,000 for each board of directors or committee meeting the director attends and $1,000 for each special, teleconference board of directors or committee meeting in which the director participates. In addition, we pay directors fees of $2,000 per day in the event Huntington requests a director to attend or participate in an event or meeting, in person, in his capacity as a director. All fees are payable quarterly. Retainer fees are payable in four equal quarterly installments. A director may defer all or a portion of the cash compensation payable to the director if he or she elects to participate in the Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors, referred to as the Directors Deferred Plan. The trustee of the plan has typically invested the trust fund primarily in shares of our common stock. The Directors Deferred Plan is described below.

Equity Compensation. To align the interests of directors with shareholders, a substantial portion of director compensation is paid in equity, subject to holding requirements. The Compensation Committee considers equity grants for non-employee directors on an annual basis, and the form and amounts of any equity grants for directors are determined at the discretion of the Compensation Committee. Since 2006, the equity grants for directors have been in the form of deferred stock units which are vested upon grant but not released to the director until six months following separation of service. Based on the market data and peer review facilitated by the independent compensation consultant, in May 2012, the Compensation Committee granted each non-employee director a deferred stock award having a value of $60,000. Divided by the stock price of $6.77 per share on the date of grant, each director was awarded 8,862 deferred stock units.

Stock Ownership Guidelines. In addition to the mandated holding of shares imposed by the deferred stock units, the Compensation Committee has established a minimum ownership level guideline for directors based on five times the annual retainer fee (excluding committee chairmanship retainers). Based on the fair market value of our common stock on October 21, 2009, the guideline for directors was set at 40,603 shares. Directors have five years to meet the minimum guidelines (until October 21, 2014). Directors who join the board after October 21, 2009 will have five years from the date of election to the board.

Director Compensation 2012

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)(4)	Option Awards (3)	Non-Equity Incentive Plan Compen- sation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation	Total
Don M. Casto III	$96,000	$59,996	—	—	—	—	$155,996
Ann B. Crane	77,000	59,996	—	—	—	—	136,996
Steven G. Elliott	113,000	59,996	—	—	—	—	172,996
Michael J. Endres	71,750	59,996	—	—	—	—	131,746
John B. Gerlach, Jr.	95,000	59,996	—	—	—	—	154,996
D James Hilliker.	28,667	0	—	—	—	—	28,667
Peter J. Kight	37,417	0	—	—	—	—	37,417
David P. Lauer	96,000	59,996	—	—	—	—	155,996
Jonathan A. Levy	85,000	59,996	—	—	—	—	144,996
Gerard P. Mastroianni	23,667	0	—	—	—	—	23,667
Richard W. Neu	73,000	59,996	—	—	—	—	132,996
David L. Porteous	204,000	59,996	—	—	—	—	263,996
Kathleen H. Ransier	91,000	59,996	—	—	—	—	150,996
William R. Robertson	31,667	0	—	—	—	—	31,667

(1)	Mr. Kight joined the board of directors on June 8, 2012. Messrs. Hilliker, Mastroianni and Robertson served as directors through April 19, 2012.

(2)	Amounts earned include fees deferred by participating directors under the Directors Deferred Plan.

(3)

Grants of 8,862 deferred stock units were made to each director effective May 1, 2012, under the 2102 Long-Term Incentive Plan. These awards were vested upon grant and are payable six months following separation from service. This column reflects the grant date fair value in accordance with FASB Topic 718 and is equal to the number of units times the fair market value (the closing price) on the date of grant ($6.77). Dividends will be accumulated and paid when the shares are released.

(4)

The directors’ deferred stock units and stock option awards outstanding as of December 31, 2012 are set forth in the table below. The Compensation Committee has granted deferred stock awards to non-employee directors each year since 2006. The Compensation Committee previously granted equity awards to directors in the form of stock options, from 1997 through 2005. The stock options reported for Mr. Levy were granted by Sky Financial Group, Inc., or a predecessor, and were converted to options for our stock upon the merger with us in 2007.

Name	Deferred Stock Awards Outstanding	Stock Options Outstanding
Don M. Casto III	35,459	7,500
Ann B. Crane	18,828	0
Steven G. Elliott	18,828	0
Michael J. Endres	35,459	7,500
John B. Gerlach, Jr.	35,459	7,500
Peter J. Kight	0	0
David P. Lauer	35,459	7,500
Jonathan A. Levy	33,459	70,431
Richard W. Neu	25,959	0
David L. Porteous	35,459	0
Kathleen H. Ransier	35,459	7,500

Directors Deferred Plan. The Directors Deferred Plan allows the members of the board to elect to defer receipt of all or a portion of the compensation payable to them in the future for services as directors. We transfer cash equal to the compensation deferred pursuant to the plan to a trust fund where it is allocated to the accounts of the participating directors. The trustee of the plan has broad investment discretion over the trust fund and is authorized to invest in many forms of securities and other instruments, including our common stock. During 2012, the trustee invested primarily in shares of our common stock.

A director’s account will be distributed either in a lump sum or in equal annual installments over a period of not more than ten years, as elected by each director. Distribution will commence upon the earlier of 30 days after the attainment of an age specified by the director at the time the deferral election was made, or within 30 days of the director’s termination as a director. All of the assets of the plan including the assets of the trust fund are subject to the claims of our creditors. The rights of a director or his or her beneficiaries to any of the assets of the plan are no greater than the rights of our unsecured general creditors. Since directors who are also our employees do not receive compensation as directors, they are not eligible to participate in this plan.

As of December 31, 2012, the participating directors’ accounts were substantially comprised of Huntington common stock and had the values set forth in the table below.

Name	Account Balance at December 31, 2012
Don M. Casto III	$317,598
Ann B. Crane	141,454
Michael J. Endres	605,332
John B. Gerlach, Jr.	718,710
David P. Lauer	73,817
Richard W. Neu	258,978
David L. Porteous	815,992
Kathleen H. Ransier	86,180

Ownership of Voting Stock

The table below sets forth the beneficial ownership of Huntington common stock by each of our directors, nominees for director, executive officers named in the Summary Compensation Table, and the directors and all executive officers as a group, as of December 31, 2012. Beneficial ownership is determined in accordance with the rules of the SEC. Generally, the rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities, including shares which could be acquired within 60 days. The table also sets forth additional share interests not reportable as beneficially owned.

	Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)(2)(3)(4)(5)	Percent of Class	Additional Share Interests (6)(7)	Total Share Interests
Don M. Casto III	549,770	*	35,459	585,229
Ann B. Crane	26,316	*	18,828	45,144
James E. Dunlap	386,669	*	39,769	426,438
Steven G. Elliott	0	*	18,828	18,828
Michael J. Endres	297,975	*	35,459	333,434
John B. Gerlach, Jr.	1,712,694	*	35,459	1,748,153
Helga S. Houston	42,821	*	0	42,821
Peter J. Kight	0	*	0	0
Donald R. Kimble	479,157	*	47,088	526,245
David P. Lauer	103,401	*	35,459	138,860
Jonathan A. Levy	183,531	*	33,459	216,990
Mary W. Navarro	460,812	*	29,864	490,676
Richard W. Neu	100,490	*	25,959	126,449
David L. Porteous	697,514	*	35,459	732,973
Kathleen H. Ransier	49,071	*	35,459	84,530
Stephen D. Steinour	3,445,823	*	24,603	3,470,426
Directors and Executive Officers as a Group (24 in the group)	10,263,886	1.30%	608,943	10,872,829

*	Indicates less than 1% of outstanding shares.

(1)

This column consists of shares for which the directors and executives, directly or indirectly, have the power to vote or to dispose, or to direct the voting or disposition thereof, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. None of the shares reported are pledged as security.

(2)

Figures include the number of shares of common stock which could have been acquired within 60 days of December 31, 2012, under stock options as set forth below. The stock option shares reported for Mr. Levy were awarded under stock option plans of Sky Financial Group, Inc. (or its predecessors) and converted to Huntington options. The rest of the reported stock options were awarded under our employee and director stock option plans.

Mr. Casto	7,500
Ms. Crane	0
Mr. Dunlap	287,658
Mr. Elliott	0
Mr. Endres	7,500
Mr. Gerlach	7,500
Ms. Houston	42,821
Mr. Kight	0
Mr. Kimble	329,673
Mr. Lauer	7,500
Mr. Levy	70,431
Ms. Navarro	304,287
Mr. Neu	0
Mr. Porteous	0
Ms. Ransier	7,500
Mr. Steinour	1,506,718
Directors and Executive Officers as a Group (24 in the group)	3,684,977

(3)

Figures include shares of common stock that could be acquired upon conversion at any time at the option of the holder of our 8.50% Series A non-voting perpetual convertible preferred stock (“Series A Preferred Stock”) as follows: 25,100 shares for Mr. Casto, 41,834 shares for Mr. Endres, and 14,223 shares for Mr. Lauer. Each share of Series A Preferred Stock is convertible into 83.668 shares of common stock. Collectively, Mr. Casto, Mr. Endres and Mr. Lauer own 970 shares of Series A Preferred Stock, which is less than 1% of the Series A Preferred Stock outstanding.

(4)

Figures include 11,778 shares, 1,098,085 shares, 6,130 shares, 16,143 shares, 109,699 shares, 1,772 shares and 434,350 shares of common stock owned by members of the immediate families or family trusts of Messrs. Casto, Gerlach, Lauer, Levy, and Porteous, Ms. Ransier and Mr. Steinour, respectively; 422,664 shares and 1,762 shares owned by various corporations and partnerships attributable to Messrs. Gerlach, and Levy, respectively; and 313,345 shares owned jointly by Mr. Porteous and his spouse, 1,500 shares owned jointly by Ms. Ransier and her spouse, and 126,205 shares owned jointly by Mr. Steinour and his spouse.

(5)

Figures also include the following shares of common stock held as of December 31, 2012, in Huntington’s deferred compensation plans for directors: 49,655 for Mr. Casto, 22,116 for Ms. Crane, 94,641 for Mr. Endres, 112,363 for Mr. Gerlach, 11,541 for Mr. Lauer, 40,490 for Mr. Neu, 127,577 for Mr. Porteous, and 13,474 Ms. Ransier. Prior to the distribution from the deferred compensation plans to the participants, voting and dispositive power for the shares allocated to the accounts of participants is held by The Huntington National Bank, as trustee of the plans.

(6)

This column includes shares in benefit plans in which the executive officers have vested ownership interests but do not have the power to vote or dispose of the shares, or the right to acquire such shares within 60 days. Figures include the following shares of common stock held as of December 31, 2012 in Huntington’s Supplemental Stock Purchase and Tax Savings Plan: 39,769 for Mr. Dunlap, 18,526 for Mr. Kimble, 29,864 for Ms. Navarro, 24,603 for Mr. Steinour, and 197,849 shares for all executive officers as a group. Figures also include the following shares of common stock held as of December 31, 2012 in Huntington’s Executive Deferred Compensation Plan: 28,562 for Mr. Kimble, and 101,266 shares for all executive officers as a group. Prior to the distribution from these plans to the participants, voting power for the shares allocated to the accounts of participants is held by The Huntington National Bank, as trustee of the plan.

(7)

Figures in this column for the directors consist of deferred stock awards for directors that will be issued in shares of common stock six months following separation from service. These amounts are also set forth in footnote 4 to the Director Compensation 2012 Table above.

As of December 31, 2012, we knew of no person who was the beneficial owner of more than 5% of our outstanding shares of common stock, except as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
FMR LLC (1) 82 Devonshire Street Boston, MA 02109	79,320,711	9.204
The Vanguard Group, Inc. (2) 100 Vanguard Boulevard Malvem, PA 19355	57,238,053	6.69
State Street Corporation (3) State Street Financial Center One Lincoln Street Boston, MA 02211	43,219,281	5.10

(1)

This information is based on an amendment to Schedule 13-G filed by FMR LLC on February 14, 2013. The shares are beneficially owned by several entities and were acquired in the ordinary course of business. Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR LLC, is deemed to beneficially own 64,797,450 shares in its capacity as investment advisor to various investment companies (Funds). The number of shares owned by the Funds includes 6,301,289 shares resulting from the assumed conversion of 75,313 shares of Huntington’s Series A Preferred Stock. Edward C. Johnson III and FMR LLC, through its control of Fidelity and the Funds, each has the sole power to dispose of the 64,797,450 shares owned by the Funds. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR LLC is the beneficial owner of 267,250 shares as a result of its serving as investment manager of certain institutional accounts. Edward C. Johnson III and FMR LLC, through its control of Fidelity Management Trust Company, each has sole dispositive power and sole power to vote or to direct the voting of the 267,250 shares owned by the institutional accounts managed by Fidelity Management Trust Company. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC is the beneficial owner of 655,330 shares in its capacity as an investment advisor. Pyramis Global Advisors, LLC (Pyramis), an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 873,740 shares in its capacity as investment advisor to various institutional accounts or funds. Edward C. Johnson III and FMR LLC, through its control of Pyramis, each has sole dispositive power over the 873,740 shares and sole power to vote or direct the voting of 588,090 of the shares owned by the institutional accounts or funds advised by Pyramis. Pyramis Global Advisors Trust Company (PGATC), an indirect wholly-owned subsidiary of FMR LLC, is deemed to beneficially own 12,540,465 shares in its capacity as investment manager of institutional accounts. The number of shares owned by these institutional accounts includes 52,544 shares resulting from the assumed conversion of 628 shares of Series A Preferred Stock. Edward C. Johnson III and FMR LLC, through its control of PGATC, each has sole dispositive power over the 12,540,465 shares and sole power to vote or direct the voting of 10,333,695 shares owned by the institutional accounts managed by PGATC.

(2)

This information is based on an amendment to Schedule 13-G filed by The Vanguard Group, Inc. on February 11, 2013. The Vanguard Group, Inc. has sole voting power for 1,219,408 of the shares, sole dispositive power for 56,058,345 of the shares, and shared dispositive power for 1,179,708 of the shares. The Vanguard Group, Inc. acquired the shares in the ordinary course of business.

(3)

This information is based on a Schedule 13-G filed by State Street Corporation on February 11, 2013. State Street Corporation has shared voting power and shared dispositive power for all of the shares. These shares were acquired and are held by State Street Corporation and various subsidiaries of State Street Corporation in the ordinary course of business.

In addition, as of December 31, 2012, our executive officers as a group owned 900 shares of Class C Preferred Stock, $25.00 par value, issued by Huntington Preferred Capital, Inc., one of our subsidiaries, which collectively was less than 1% of the Class C Preferred Stock outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who are beneficial owners of more than ten percent of Huntington common stock to file reports of ownership and changes in ownership with the SEC. Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them. To the best of our knowledge, and following a review of the copies of Section 16(a) forms received, we believe that during 2012 all filing requirements applicable for reporting persons were met.

Compensation of Executive Officers

Compensation Discussion & Analysis

This Compensation Discussion & Analysis (CD&A) reflects our 2012 executive compensation program with respect to the “named executive officers” (NEOs) whose compensation is detailed in the Summary Compensation Table that follows. In this discussion we explain our compensation philosophy and program, factors considered by the Compensation Committee in making compensation decisions and additional details of our practices.

The named executive officers are Stephen D. Steinour, chief executive officer (CEO), Donald R. Kimble, chief financial officer (CFO), and the three most highly compensated other executive officers serving as of December 31, 2012: Helga S. Houston, chief risk officer; Mary W. Navarro, executive in charge of Retail and Business Banking; and James E. Dunlap, executive in charge of Commercial Banking.

Executive Summary

Business Performance and Accomplishments

Huntington continues to successfully execute its long-term strategic plan under the leadership of CEO Stephen D. Steinour. Since his hire in 2009, Mr. Steinour has focused on positioning the company for sustainable, consistent, long-term profitability and growth.

Financial results in 2012 reflect steady growth in a number of key areas, including loans, deposits and customer relationships and profitability. In addition to the financial measures of success, Huntington executed a number of significant strategic accomplishments during 2012, including substantial expansion of in-store branch network through the Giant Eagle relationship and the Michigan in-store expansion via the new Meijer Stores platform; creation of an innovative long-term partnership with The Ohio State University for exclusive consumer banking; and successful integration of the Fidelity Bank acquisition. 2012 performance highlights are set forth in the table below.

2012 Performance Highlights
➢	Record earnings of $641.0 million (up 18% from the prior year) and EPS of $0.71
➢	1.15% return on average assets, up from 1.01%
➢	$0.60, or 12%, increase in tangible book value per common share to $5.78
➢	$0.16 dividend declared per common share, a 2.5% dividend yield as of December 31, 2012 (up from $0.10 per common share the prior year)
➢	$204.1 million, or 8%, increase in fully-taxable equivalent revenue
➢	25% decline in nonaccrual loans to 1.00% of total loans and leases, down from 1.39%

These results during a challenging economic and regulatory environment demonstrate the continued benefits from successfully executing our long-term strategic plan, including investments we have made during the previous three years.

Huntington also performed well in comparison to its peers, exceeding the 50th percentile for each of return on average assets, return on tangible common equity, and earnings per share.

Connecting Pay and Performance

Huntington’s philosophy is to align pay and performance and this is reflected in the compensation of the CEO and the other NEOs. Our program places heavy emphasis on performance-based compensation, particularly in the form of long-term incentives. As illustrated below, 82% of our CEO’s annual target direct compensation is dependent upon short- and long-term performance-based incentives; our other NEOs on average have 69% of their annual target direct compensation subject to short-term and long-term performance-based incentives.

For 2012, 20% of our CEO’s target direct compensation and, on average, 25% of the target direct compensation for our other NEOs, was tied to our annual cash incentive plan (Management Incentive Plan or MIP). Compensation earned under this program for 2012 reflects 2012 performance, both company and individual. The corporate performance goals for 2012 represent key strategic objectives intended to support our long-term success: earnings per share, core deposit growth, and efficiency ratio performance. Huntington’s 2012 performance, which exceeded the target goals with respect to earnings per share and core deposit growth, resulted in a funding level of 179% of target. Details on the program and on individual award decisions are set forth below under our Compensation Components and 2012 Compensation Decisions sections, respectively.

The long-term awards granted in May of 2012 (which generally vest over a three year period and make up the bulk of total direct compensation) are focused on future performance: 50% performance share units (PSUs), 25% stock options, and 25% restricted stock units (RSUs). The actual compensation ultimately earned from these awards is highly dependent upon future stock price and financial performance. Details on the program and on individual grant decisions are set forth below under our Compensation Components and 2012 Compensation Decisions sections, respectively.

Through our holding requirements and stock ownership guidelines, our long-term incentive program is designed to require individuals to accumulate and hold a significant amount of company stock, maintaining long-term alignment of interests between executives and shareholders. Mr. Steinour’s commitment to the long-term success of the company is further evidenced by his significant personal investment in company stock. Since joining Huntington in 2009, Mr. Steinour has purchased over 1.3 million shares of Huntington common stock on the open market, and he owns more than 12X his salary, exceeding our best practice 6X salary ownership guideline. As of December 31, 2012, Mr. Steinour is the largest individual shareholder.

Recent Executive Compensation Program Changes and Shareholder Outreach

We have also strengthened our compensation practices based on our philosophy, market best practices, and feedback we receive from shareholders and advisory firms, including the results of our 2012 shareholder advisory vote on executive compensation. In 2012 we continued our outreach to larger shareholders to gain a better understanding of shareholder interests in the areas of executive compensation and corporate governance. The board, the Compensation Committee and management have gained valuable insight from these interactions and will continue to seek shareholder input.

Changes in 2012 included execution of our planned revision to the long-term incentive compensation strategy with the introduction of performance share units as a significant component. We also accelerated our plans to update our Executive Agreements, which had been targeted for review in the second half of 2013. Below is a summary of key changes. Further details on each item, as well as other actions, are presented in this CD&A.

Key Executive Compensation Changes Made in 2012

•

Implemented performance share units as 50% of the long-term incentive program for the NEOs and other key senior executives. Performance share units are not earned unless 3-year performance goals established by the Compensation Committee are achieved.

•	Replaced our Executive Agreements (change-in-control) with updated versions, eliminating both excise tax gross-up provisions and modified single trigger severance for the CEO.

•	Extended our market leading ownership guidelines and hold until retirement requirements deeper within the company’s management structure.

•	Adopted a policy that restricts hedging and/or pledging of shares by executive officers.

Key Executive Compensation Changes Made in 2013 To Date

•

The entire executive management team has agreed not to accept any annual merit increases for base salary this year. The CEO has not accepted a salary increase since his base salary was initially set in 2009.

Executive Compensation Program Highlights

We have actively worked to enhance our executive compensation program over the past several years. We believe our compensation philosophy and programs for executives are balanced and risk appropriate, demonstrate alignment with long-term sustained performance and shareholder interests, and provide a competitive and effective program to attract, motivate and retain the best talent. Specific highlights of our compensation program are set forth below.

Executive Compensation Program Highlights

Philosophy	Features	Specifics

Pay for Performance	Direct compensation is primarily performance based, with more than half of compensation comprised of annual and long-term incentives	Performance measures and goals are selected by the Compensation Committee to support our business strategy, balance risk and drive long- term results and shareholder value

Shareholder Alignment	Executives are subject to robust stock ownership requirements.	Our CEO is expected to have and hold 6X his salary in stock; other executives are expected to have 2X or 3X, depending upon his or her role

Executives are expected to hold a significant amount of vested stock until retirement or other termination	Executives are required to hold until
retirement 50% of shares received
upon the exercise of a stock option
or the release of an equity award
while working for the company, net
of any shares utilized to satisfy an
option exercise or withheld for the
payment of taxes

Risk Awareness & Management	Implementing an aggregate moderate to low risk profile is a core principle that underpins our compensation programs and decisions	We consider our risk management issues and results when making incentive payouts Our performance share units are designed to base a significant portion of our total compensation on multi- year performance

Conclusion

Our objective is to develop a best in class approach to executive compensation that aligns with shareholder interests and results in long-term shareholder value. A number of our compensation practices have been viewed very positively by our shareholders, including our robust stock ownership and hold until retirement policies. We continue to address economic and industry challenges while reinforcing a culture of accountability and focusing on creating long-term shareholder value. Although our programs will continue to evolve, our guiding principles, which are described below, define the core of our philosophy.

Compensation Philosophy & Process

The Compensation Committee of our board of directors provides independent oversight of our executive compensation and has engaged an independent compensation consultant, Pearl Meyer & Partners, to provide advice with respect to the amount and form of executive compensation.

As discussed under “Procedures for Determining Executive and Director Compensation; Compensation Consultant” in the Corporate Governance section above, the Compensation Committee develops and approves our executive compensation with input from our management and the independent compensation consultant. Our management provides information and may make recommendations to the Compensation Committee with respect to the amount and form of executive compensation. In addition, our chief executive officer and chief financial officer make recommendations to the Compensation Committee when it sets specific financial measures and goals for determining incentive compensation. Our chief executive officer provides input and makes recommendations to the Compensation Committee regarding the performance and compensation of his direct reports, which include the named executive officers, but he does not make recommendations to the Compensation Committee regarding his own compensation. From time to time, the Compensation Committee consults with other committees of the board and may obtain the approval of the full board of directors with respect to certain executive and director compensation matters.

Timing of Decisions

The Compensation Committee typically makes decisions with respect to base salaries and equity-based long-term incentive during the first half of the year. Only annual cash incentive awards are determined after year-end and thus tied directly to full year performance. The timing of compensation decisions for 2012 is detailed under “2012 Compensation Decisions” below.

Guiding Principles

The Compensation Committee, working with management and the independent compensation consultant, has developed a comprehensive philosophy for executive compensation. Our total executive compensation program is designed to achieve the following six objectives:

1. Focus on Shareholder Alignment — A significant portion of our total compensation is stock-based and long-term in focus. We expect our executives to retain and own significant shares in company stock.

2. Approach Compensation in a Balanced and Holistic Fashion — Our program is designed to provide a total compensation package that considers multiple perspectives.

To achieve our goal of appropriate balance, we deliver compensation in multiple forms, including elements that are fixed in nature (e.g. base salary and benefits) as well as performance-based (e.g. short and long-term incentives). The use of both short-term and long-term incentives ensures that the ultimate compensation delivered is based upon achievement of our annual business goals, as well as delivering long-term shareholder value. Our performance and evaluation process considers company, business segment and individual performance, as well as performance relative to industry peers.

The Compensation Committee uses a comprehensive and a holistic framework for assessing compensation decisions. While we set performance targets and standards, we consider a range of factors and analyses when making our decisions; no single factor plays a primary role. Factors that the Compensation Committee and management might consider in making compensation decisions include: strategic objectives and business plans, company and business segment performance, Individual performance and contribution, external market practice, industry / economic factors, tally sheets and other internal analytical information, including “realizable pay” and “realized pay,” regulatory requirements, executives’ stock ownership level, and tax and accounting considerations. Realizable pay reflects the current value of historical compensation, including base salary, earned MIP, the current in-the-money value of historical stock option grants, and restricted stock unit grants. Realized pay refers to the pre-tax value earned from stock option exercises, and restricted stock unit vesting.

3. Vary Pay Based on Performance — Total compensation is expected to vary each year and evolve over the long-term to reflect our performance and key objectives. Our goal is to provide meaningful differentiation in our rewards for high performers.

4. Maintain a Risk-Appropriate Profile — We monitor our programs, controls and governance practices for consistency with our aggregate moderate-to-low risk profile.

5. Assure Appropriate Positioning in the Market — Our target pay levels are designed to be competitive with market practice while allowing for appropriate positioning based on our performance. Since a majority of our pay is variable and based on performance, the actual pay of our executives is designed to vary appropriately to reflect our performance. The Compensation Committee monitors the pay-performance relationship on a short-and long-term basis to ensure the appropriate positioning in the market.

6. Reflect Internal Equity — While overall compensation policies generally apply to all executives, we recognize the need to differentiate compensation by individual, reflecting on his or her role, experience, performance, and expected contributions. Base salaries and incentive targets are the primary means for differentiating compensation opportunities to reflect executive role and scope of responsibility. For example, Mr. Steinour has a higher base salary and higher potential award opportunities due to his responsibilities as CEO. He is also held to a higher stock ownership guideline, reflecting his increased stake in our performance.

Market Referencing

The Compensation Committee regularly reviews peer / industry information in regard to levels of compensation, performance, and other key data that might provide reference for decision making. The Compensation Committee uses this information and analysis as a benchmarking reference for setting pay opportunities and making pay decisions, such as changes to salaries, annual incentive awards and long-term incentive grants.

The independent compensation consultant used multiple data sources to provide references for the Compensation Committee. A key source of information was a peer group of regional banks similar to Huntington. The peer banks for 2012 were chosen using an objective process recommended by the independent compensation consultant and approved by the Compensation Committee.

The process began with the selection of U.S. based publicly traded commercial banks considering asset size as of December 31, 2011. A number of banks within a reasonable asset size were eliminated due to a business model which included one or more of: international operations, focus on target market or services, or high level of inside ownership.

The resulting group consisted of 12 bank holding companies, six larger and six smaller, positioning Huntington at the 50th percentile for asset size. The Compensation Committee used the twelve peers to represent the most appropriate market comparators for Huntington in terms of industry and size. In lieu of selecting additional “reference peers” as described last year, the Compensation Committee relied on the independent compensation consultant to provide a broader industry perspective of emerging trends and best practices.

The table below lists the peer banks approved by the Compensation Committee for 2012. Each year we re-evaluate and update the peer group for ongoing relevance.

Peer Banks Utilized for 2012

Associated Banc-Corp.	First Niagara Financial Group, Inc.
BB&T Corporation	KeyCorp
Comerica Incorporated	M&T Bank Corporation
Commerce Bancshares, Inc.	Regions Financial Corporation
Fifth Third Bancorp.	Synovus Financial Corp.
First Horizon National Corporation	Zions Bancorporation

The independent compensation consultant included other industry surveys as appropriate to supplement the peer group data. When using survey data, the information collected was reflective of Huntington’s size and industry.

In addition to compensation benchmark data for base salary, total cash compensation and long-term incentive awards, the independent compensation consultant provided and the Committee considered performance data such as three-year total shareholder return relative to peers, three-year relative performance against core incentive measures, and realizable pay over the prior three years relative to peers. With the assistance of the independent compensation consultant, the Compensation Committee reviewed a pay and performance analysis in 2012 for the 2009 - 2011 period and determined that there was sufficient alignment between performance and pay. The Compensation Committee performs a pay and performance analysis on an annual basis.

Compensation Components

There are four primary components of executive compensation: base salary, annual cash incentive awards, equity-based long-term incentive awards, and benefits. A summary of the purpose, performance orientation (where applicable), and focus of each element is set forth below.

Base Salary

We provide fixed compensation in the form of base salaries. In support of our focus to attract and retain top talent, our philosophy is to pay base salaries that are within a competitive range of market practice. Individual pay will vary within the range depending on each executive’s role, performance, experience, and contribution. Salaries also provide the foundation from which incentives and other select benefits are paid.

Annual Cash Incentive Award (Management Incentive Plan)

Annual cash incentive awards are an important part of our balanced compensation philosophy. (These awards were prohibited for select individuals, including the named executive officers, during 2009 and 2010 due to TARP compensation-related restrictions.) Annual cash incentive awards disclosed in the Summary Compensation Table reflect performance in 2012.

The objective of our Management Incentive Plan (MIP) is to motivate and reward executives for achieving (or exceeding) annual financial, strategic, and operational goals that ultimately support sustained long-term profitable growth of the company and value creation for shareholders. Incentives paid reflect company performance on key annual strategic, financial and operational measures, adjusted for business unit and individual performance, including risk management. Each executive has an annual target incentive opportunity, expressed as a percentage of base salary reflective of the executive’s role (that is, as chief executive officer, chief financial officer, head of a business segment, or head of a support function) and competitive market practice.

Long-Term Incentive Compensation

The primary objective of our long-term incentive program is to motivate and reward executives for delivering long-term, sustained performance. Our long-term incentive program is designed to provide key executives and management with a significant portion of performance-based compensation in the form of company stock. We believe equity based rewards support our goals of encouraging stock ownership and aligning our key executives with shareholders. Grants of PSUs, RSUs and stock options under our 2012 long-term incentive program are made based on an annual assessment process that considers multiple factors, including but not limited to competitive market data, company, business segment, and individual performance as well as internal equity and retention goals for our key executives. Once grant values are determined, the awards are allocated 50% as PSUs, 25% as stock options and 25% as RSUs to support our goal of providing a significant portion of our long-term awards based on future performance. Stock received in connection with awards granted under the plan is also subject to significant holding restrictions. Executives must hold 50% of shares received (net of any shares utilized to exercise an option or withheld for the payment of taxes) until retirement or other termination. We believe this feature represents best industry practice and reinforces our culture of significant ownership as a means of aligning executives with our shareholders.

Unlike the annual cash incentive awards reported for a particular year in the Summary Compensation Table, because equity-based incentives are granted mid-year, they do not relate directly to performance for the fiscal year reported. As such, full-year 2012 performance was not available as a factor in determining equity grants made in and reported for 2012.

Executive Benefits

Executive officers participate in the same broad-based benefit programs generally available to all employees. These benefits primarily consist of standard medical, dental and other group benefits, along with, depending on hire-date eligibility, two qualified retirement plans (a defined contribution plan and a defined benefit plan). In addition, a limited number of benefits are offered to executive officers and certain other officers. We target these benefits to be within typical market practice and as needed to attract and retain executive talent. Benefits are designed to represent a modest portion of total compensation. Following is a list of the benefits and compensation elements offered to our executives during 2012.

•

Supplemental Retirement: Executives nominated by executive management and approved by the Compensation Committee are eligible to participate in a supplemental defined contribution plan and, if eligible to participate in the defined benefit pension plan, a supplemental defined benefit pension plan. These plans are intended to attract and retain executives and address Internal Revenue Code limits under qualified benefit plans. They are further discussed under the Nonqualified Deferred Compensation 2012 table and the Pension Benefits 2012 table, respectively, below.

•

Deferred Compensation: Our Executive Deferred Compensation Plan, a non-qualified plan, provides a vehicle for participants to defer receipt of cash or stock to a time when taxes may be at a more personally beneficial rate and / or to save for long-term financial needs. Amounts deferred accrue interest, earnings and losses based on the performance of the investment options selected by the participant from the plan offerings. The Executive Deferred Compensation Plan is discussed in more detail following the table on Non-Qualified Deferred Compensation 2012 below.

•

Perquisites: A very limited number of perquisites are utilized at Huntington; they represent a small component of compensation and are not intended to be performance-based. We offer a quarterly incurred expense reimbursement allowance for tax and financial planning to our named executive officers, equal to an aggregate of 2% of base salary per year. For the chief executive officer, we provide security monitoring of his personal residence, and for efficiency and security, use of our cars and drivers and occasional use of a corporate aircraft to which the company has access. All personal use of the corporate aircraft is in accordance with Huntington’s Aircraft Usage Policy. We also provide relocation benefits to assist senior level employees to make a smooth transition to their new locations. Such benefits may include temporary housing and travel reimbursement, moving and storage, assistance with home sale, and a relocation allowance for miscellaneous expenses.

•

Employment Agreement: Huntington and Mr. Steinour entered into a replacement employment agreement effective December 1, 2012, pursuant to which Mr. Steinour will continue to serve as Huntington’s president and chief executive officer for a period through December 31, 2016. The agreement is subject to three-year renewal periods upon expiration of the current term and each renewal term, unless either party gives timely notice of nonrenewal. The employment agreement replaces the previous employment agreement that became effective as of January 14, 2009, with an initial term ending on December 31, 2013. The employment agreement provides for compensation for Mr. Steinour consistent with the provisions of the former employment agreement, including a minimum annual base salary of $1,000,000, eligibility for an annual target incentive award opportunity equal to 110% of annual base salary, and eligibility to be awarded annual equity awards, and employee benefits, fringe benefits, and perquisites on terms no less favorable than those provided to other senior executives of the company, and severance payments upon a termination of Mr. Steinour’s employment without “cause” or for “good reason”. Mr. Steinour is the only executive officer with whom we have an employment agreement.

•

Severance Arrangements: We updated our change-in-control agreements, referred to as Executive Agreements, with our named executive officers, effective December 1, 2012. Huntington’s Board of Directors approved these replacement Executive Agreements to more closely align with current best practices, with the primary changes from the existing agreements being the elimination of the excise tax gross-up provision and the elimination of a provision that provided the executive serving as chief executive officer with the right to trigger benefits solely as a result of a change-in-control. The objectives of the Executive Agreements are to provide severance protections for the named executive officers in the event of a qualifying termination of employment in connection with a change-in-control of Huntington and to encourage their continued employment in the event of any actual or threatened change-in-control of Huntington. The severance benefits provided under the replacement Executive Agreements are consistent with those provided under the existing Executive Agreements and include lump-sum severance payments and other benefits, all as further described under “Potential Payments Upon Termination or Change in Control” below.

2012 Compensation Decisions

The Compensation Committee makes decisions with respect to base salaries and equity-based long-term incentive during the year, and approves annual cash incentive awards after year-end. While annual cash incentive awards are tied directly to full year 2012 performance, salary increases and equity grants are based on performance and on other factors discussed below. With respect to the incentive compensation amounts reported for 2012 in the Summary Compensation Table:

•	Annual incentives based on 2012 performance are reported under the Non-Equity Incentive Plan column; and

•

Long-term incentives, reported under the columns Stock Awards and Option Awards, are based on a balanced approach that considers market practice of our peer group, company and individual performance and contributions, and retention value of current equity ownership. These long-term awards are focused on future performance: (50% PSUs, 25% stock options and 25% RSUs).

Base Salary

Base salary increases were approved for each of the NEOs, other than the CEO, effective May 1, 2012. For the third year in a row, the CEO expressed a desire not to receive any salary increase for 2012, which was honored by the Compensation Committee. Factors considered in determining 2012 base salary increases for the other NEOs are described below under “Compensation of the Named Executive Officers”. The CEO and the executive management team have agreed not to accept any annual merit increases for base salary for 2013.

Annual Cash Incentive Award (Management Incentive Plan)

The objective of our Management Incentive Plan is to motivate and reward executives for achieving (or exceeding) annual financial, strategic, and operational goals that ultimately support sustained long-term profitable growth of the company and value creation for shareholders. Incentives paid reflect company performance on key short-term measures, adjusted, in the discretion of the CEO and the Compensation Committee, for business segment and individual performance.

Each executive has an annual target incentive opportunity, expressed as a percentage of base salary, reflective of the executive’s role and competitive market practice. The funding of the program is based on corporate performance and ranges from 50% of target for meeting threshold performance to 200% to target for superior performance. Corporate performance metrics for annual cash incentives for the Management Incentive Plan in 2012 were determined by the Compensation Committee to be earnings per share, core deposit growth, and efficiency ratio. These performance metrics were chosen from among the list of available criteria under the Management Incentive Plan and represented key short-term strategic areas of focus intended to support long-term success. They also are intended to reflect a strong balanced approach to measuring our success, bolstering the company’s view of holistic pay determination and risk appropriate programs. The balance of the three metrics centers around demonstrating continued improvement in profitability. The Management Incentive Plan allows for awards to be earned under each plan criterion, independent of the other criteria. We interpolate between the threshold, target, and maximum goals to ensure sound incentive compensation arrangements and appropriate pay for performance alignment.

For each metric, the Compensation Committee determined a threshold, target, and maximum level of achievement that would correspond to a specific funding level. The goals were set based on the company’s operating plan for 2012. The table below provides the schedule of metrics and goals that the Compensation Committee approved for 2012.

Metric	Weighting	Threshold	Target	Maximum
Earnings per Share	50%	$0.51	$0.61	$0.67
Core Deposit Growth	25%	5%	9%	12%
Efficiency Ratio	25%	64.0%	63.0%	61.8%

Core deposit growth is comprised of interest-bearing and noninterest-bearing demand deposits, money market deposits, savings and other domestic deposits, and excludes certificates of deposit.

In determining whether a performance goal has been met, the Committee may include or exclude “extraordinary events” or any other objective events or occurrences, in either establishing the performance goal based on the qualifying performance criteria or in determining whether the performance goal has been achieved; provided, however, that the Committee retains the discretion to reduce or eliminate an award that would otherwise be paid to any participant based on the Committee’s evaluation of such events or other factors. Awards may be paid only after the Committee has certified in writing that the performance goals have been met.

The company’s 2012 performance was reviewed in accordance with the Management Incentive Plan and certified by the Compensation Committee in February 2013, and resulted in an overall incentive pool that was 179% of targeted opportunity under the 2012 Plan. Huntington’s earnings per share and core deposit growth for 2012 exceeded the maximum performance level, and the efficiency ratio exceeded target by a modest amount.

Metric	Weighting	Actual Achievement	Performance Factor
Earnings per Share	50%	$0.69	100%
Core Deposit Growth	25%	13.6%	50%
Efficiency Ratio	25%	62.8%	29%
Total			179%

Final awards for the NEOs other than the CEO, may be adjusted, at the discretion of the CEO and the Compensation Committee, for business segment and individual performance. The final award for the CEO may be adjusted for his individual performance at the discretion of the Compensation Committee. Due to limits for deducting compensation expenses under Internal Revenue Code Section 162(m), awards to “covered officers” could have been adjusted downward but not increased above the 179% overall performance factor. “Covered officers” are the CEO and each of the other named executive officers other than the CFO. Accordingly, awards for Mr. Steinour, Ms. Houston, Ms. Navarro and Mr. Dunlap were subject to the cap of 179% of target. The award for Mr. Kimble, who is not a “covered officer”, was not subject to this limitation.

The Committee, at management’s recommendation, determined that the portion of each award that exceeded target would be converted and paid in RSUs, subject to a three-year cumulative vesting period, based on the closing price of a share of common stock on the grant date. Final awards for the named executive officers are discussed below under “Compensation of the Named Executive Officers”.

Long-Term Incentive Compensation

The Compensation Committee engaged the independent compensation consultant to develop long-term incentive award ranges based on competitive market practice to serve as guidelines for annual grants. Each year the Compensation Committee approves the long-term incentive ranges, along with an assessment of the impact of potential total compensation that could result given varying levels of performance and grants. The Compensation Committee approved the long-term incentive ranges for use in determining long-term incentive grants by individual. The long-term incentive ranges are defined as a high and low percentage of base salary to allow for awards to vary in order to reflect individual performance. The range for the CEO was 150% to 600% of salary, the range for the CFO was 100% to 400% of salary, and the range for the other NEOs was 75% to 300% of salary.

For the 2012 grants, management proposed, and the Compensation Committee approved, a strategy of allocating 50% of the total long-term incentive value to PSUs, 25% to stock options, and 25% to RSUs for NEOs. This differed from the Company’s approach in 2011, where 70% of the total long-term incentive value for NEOs was allocated to stock options and the remaining 30% to RSUs. The company’s strategy has evolved over the last few years. Grants in 2011 were driven by the company’s exit from TARP and the focus on restricted stock while under TARP. At that time, stock options were believed to be the best means to rebalancing the program to focus on stock price appreciation. During 2012, the company reduced its focus on stock options and introduced PSUs as a significant component. While the Compensation Committee continues to believe that stock options and time-based RSUs are important long-term incentive instruments that align with our strategy and goals, the Committee also believes that the introduction of PSUs enhances our pay and performance alignment.

2012 Long-Term Incentive Program Highlights

Vehicle	% of Total LTI Value	Key Design Features
Performance Share Units	50%

•      Performance Measurement Period: 3 years

•      Performance Measures:

o       Relative Return on Assets (ROA) (30% weighting)

o       Absolute Efficiency Ratio (30% weighting),

o       Absolute Revenue Growth (40% weighting)

•      Share Payout Range: 0 – 200% of target

•      Hold until Retirement Treatment: 50% of net shares released upon vesting required to be held to retirement or other termination

Stock Options	25%	• Vesting: 3 year annual pro-rata • Option Term: 7 years • Hold until Retirement Treatment: 50% of net shares received upon exercise required to be held to retirement or other termination
Restricted Stock Units	25%	• Vesting: 3 year cliff vesting • Hold until Retirement Treatment: 50% of net shares released upon vesting required to be held to retirement or other termination

In designing the PSUs, the company, with assistance from the independent compensation consultant, identified design features reflecting both internal and market-based perspectives. The company chose three measures that it believed were key to its long-term success. Two of the measures, relative ROA and absolute revenue growth, effectively balance the measures currently in the short-term incentive plan. The company also believes that improvements in efficiency ratio are integral to long-term value creation for shareholders and hence that measure was also included to bolster the focus on operational efficiency. Target for our relative ROA goal is at the peer group median. The target performance level for efficiency ratio requires improvement over our historical levels and is better than our peers’ recent performance. The target for revenue growth reflects reasonable growth considering the challenging interest rate and market environment. The range of potential payouts, 0% to 200% of the target number of share units, was determined to be within competitive market practice and reasonable from an annual share run rate and dilution perspective. These key design features, as well as the rationale, were discussed with the Compensation Committee over multiple meetings leading up to the execution of the 2012 grants.

For the 2012 grants, the chief executive officer evaluated the performance of his direct reports, including the other named executive officers, and made recommendations for their awards to the Compensation Committee. Consistent with the company’s philosophy, his evaluation was based on a holistic approach that included individual performance and contributions, retention value of current equity ownership, and the market-based, framework the independent compensation consultant developed.

In determining the award value, the Compensation Committee reviewed the annual performance appraisals prepared by the chief executive officer for each of the other named executive officers, and considered the input of the CEO and the market guidelines provide by the independent compensation consultant. The Compensation Committee approved awards effective May 1, 2012 for the named executive officers, excluding the chief executive officer, as recommended by the CEO. The Compensation Committee then evaluated the chief executive officer’s performance for the purpose of determining a 2012 long-term incentive award and assessed the competitive pay positioning that would result from the awards to be consistent with pay-performance philosophy. The key factors included in his evaluation are discussed under Compensation of Named Executive Officers below.

Compensation of the Named Executive Officers

When determining base salary increases, adjusting MIP awards for business segment and individual performance, and considering the long-term incentive compensation awards, the CEO and Compensation Committee reviewed market guidelines provided by the independent compensation consultant, performance of the company and the performance of each executive. Individual assessments included the following common factors: financial and operating results, strategic planning and implementation, risk management, leadership/vision/values, human resources/talent management, and stakeholder relations. Further, consistent with our guiding principle to reflect internal equity, the Compensation Committee differentiated compensation for the named executive officers other than the CEO by taking into consideration the CEO’s evaluation of each executive’s role and relative contribution to overall company performance. Although there were no predetermined quantifiable goals against which business unit and individual performance were evaluated for purposes of adjusting base salaries or MIP awards or determining long-term equity grants, highlights of the specific 2012 individual and business unit performance considered by the Compensation Committee for each named executive officer are set forth below.

Stephen D. Steinour, CEO. The Compensation Committee, in determining appropriate compensation for the CEO, considered Mr. Steinour’s leadership in 2012, including the following significant 2012 accomplishments:

•	Significantly improved financial performance

¡	Record net income of $641.0 million, an increase 18% from the prior year.

¡	$0.60, or 12%, increase in tangible book value per common share to $5.78.

¡	Earnings per common share of $0.71, and increase of $0.12, or 20%, from the prior year.

¡	$0.16 dividend paid per common share, a 2.5% dividend yield as of December 31, 2012.

¡	1.15% return on average assets, up from 1.01% in the prior year.

•	Further execution of strategic initiatives

¡	Continued improvement in credit quality with a 25% decline in nonaccrual loans.

¡	Continued customer growth and OCR (optimal customer relationship) cross sell improvement.

¡	Continued strengthening of capital.

¡	Acquired and integrated Fidelity Bank in Michigan.

•	Continued strengthening of corporate governance

¡	Continued enhancement of overall enterprise risk management to achieve an aggregate moderate to low risk profile in 2012, including the ongoing strengthening of governance, controls and metrics.

¡	Continued to build and lead a strong risk management control structure.

•	Enhanced brand reputation

¡	Named the number 1 SBA lender in all footprint states; and number 3 nationally.

¡	Ranked “Highest in Customer Satisfaction with Small Business Banking” according to J.D. Power and Associates(1).

¡	Recognized as one of the “Best Mid-Sized Regional Banks in America” for 2012 by MONEY magazine(2).

Based on the overall company performance against the corporate goals and the business unit and individual accomplishments, the Compensation Committee awarded an annual Management Incentive Plan award to Mr. Steinour in the amount of $1,966,800, equal to 179% of his target award and long term equity awards of $3,500,000, equal to 350% of his base salary. Mr. Steinour did not receive a base salary increase in 2012.

Donald R. Kimble, CFO. The Compensation Committee, in determining appropriate compensation for the CFO, considered the following significant 2012 accomplishments:

•	Substantial contribution to the significantly improved financial performance.

¡	Increased fully-taxable equivalent net interest margin by 3 basis points to 3.41.

¡	Executed Capital Plan actions post-Federal Reserve review including 23.3 million shares repurchased at an average price of $6.36 and redemption of $230 million of trust preferred securities.

¡	Directed hedging of mortgage servicing rights to contribute $14MM to total mortgage income.

(1)

Huntington Bank received the highest numerical score in the proprietary J.D. Power and Associates 2012 Small Business Banking Satisfaction Study (SM). Study based on 7,246 total responses, measuring 25 financial institutions and measures opinions of small business customers with annual revenues from $100,000 to $10 million. Proprietary study results are based on experiences and perceptions of customers surveyed in August-September 2012. Your experiences may vary. Visit jdpower.com

(2)

From MONEY Magazine, October 2012 © 2012 Time Inc. MONEY is a registered trademark of Time Inc. and is used under license. MONEY and Time Inc. are not affiliated with, and do not endorse products or services of, Licensee.

¡	Managed tax position to include Q3 recognition of $19MM state deferred tax valuation allowance benefit.

•	Further execution of strategic initiatives

¡	Led M&A effort on acquisition of Fidelity Bank resulting in an excess of $11MM bargain purchase gain.

¡	As part of the strategic planning process, worked with the business segments to drive operational efficiencies through various work stream initiatives.

¡	Partnered with the Chief Risk Officer to deliver a capital management plan to the Federal Reserve in 2012, to which the Federal Reserve had no objections.

¡	Continued to strengthen financial planning and analysis, forecasting, and strategic planning capabilities.

Based on the overall company performance against the corporate goals and the business unit and individual accomplishments, the Compensation Committee approved a salary increase of 2.78%, and awarded to Mr. Kimble an annual Management Incentive Plan award in the amount of $1,000,000, equal to 227% of his target award, and long term equity awards of $920,000, equal to 170.4% of his base salary at the time the award was determined.

Helga S. Houston is the Chief Risk Officer. The Compensation Committee, in determining appropriate compensation for Ms. Houston, considered the following significant 2012 accomplishments:

•	Continued enhancement of overall enterprise risk management to achieve an aggregate moderate to low risk profile in 2012, including the ongoing strengthening of governance, controls and metrics.

•	Led capital management plan and liquidity stress test planning.

•	Led build out of credit and operational risk models and subsequent model validation efforts.

•	Provided strong, focused leadership of the company’s senior executive Risk Management Committee.

•

Continued to build and lead a strong risk management control structure of corporate and business segment risk staff, along with partnerships with other control groups, such as credit, finance, internal audit and human resources.

•	Developed and maintained strong, engaged working relationships with the Federal Reserve, Office of the Comptroller of the Currency (OCC) and related agencies.

Based on the overall company performance against the corporate goals and the business unit and individual accomplishments, the Compensation Committee approved a salary increase of 3.33% and awarded to Ms. Houston an annual cash incentive award in the amount of $657,900, equal to 179% of her target award, and long term equity awards of $500,000, equal to 111.1% of her base salary at the time the award was determined.

Mary W. Navarro is the executive in charge of Retail and Business Banking. The Compensation Committee, in determining appropriate compensation for the Ms. Navarro, considered the following significant 2012 accomplishments:

•	133,000 net new consumer checking household added, a 12% increase from the prior year.

•	Significant Improvement in consumer customer cross-sell of 4+ products from 73.5% to 78.3%.

•	Meaningful growth of average loans and leases by 5% from the prior year.

•	Added 60 in-store branches through partnerships with Giant Eagle and Meijer while consolidating 32, or 5%, of traditional branches.

•	Named the number 1 SBA lender in all footprint states, and number 3 nationally.

•	Ranked “Highest in Customer Satisfaction with Small Business Banking” according to J. D. Power and Associates.(3)

Based on the overall company performance against the corporate goals and the business unit and individual accomplishments, the Compensation Committee approved a base salary increase of 3.00% and awarded to Ms. Navarro an annual cash incentive award in the amount of $700,000, equal to 172% of her target award, and long term equity awards of $800,000, equal to 160% of her base salary at the time the award was determined.

James E. Dunlap is the executive in charge of Regional and Commercial Banking. The Compensation Committee, in determining appropriate compensation for Mr. Dunlap, considered the following significant accomplishments:

•	Significant segment net income growth of $19.3 million, or 18%, from the prior year.

•	Grew average loans and leases by 21% from the prior year.

•	Grew average deposits by 37% from the prior year.

(3)	See footnote 1 above.

•	Reduced net charge-offs by 11% from the prior year.

•	Strong Capital Markets revenue growth of $9.6 million, or 26% from the prior year.

Based on the overall company performance against the corporate goals and the business unit and individual accomplishments, the Compensation Committee approved a base salary increase of 6.32% and awarded to Mr. Dunlap an annual Management Incentive Plan award in the amount of $630,000, equal to 159% of his target award, and long term equity awards of $700,000, equal to 147.4% of his base salary at the time the award was determined.

Valuing Equity Awards

One of the attributes of stock based compensation is that the ultimate value is contingent on the value we deliver to shareholders. Our hold until retirement policy further reinforces our objective to align our equity awards with shareholder interests.

Stock options have no intrinsic value until the stock price increases. For accounting purposes, the fair value of equity awards is determined in accordance with generally accepted accounting principles in the United States. We use the Black-Scholes option pricing model, which relies on certain assumptions to derive an estimate of the fair value of an option: the risk-free rate of return, the dividend yield, the volatility of the stock price, and the expected life of the option. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the date of grant. The dividend yield is based on the dividend rate and stock price at the date of the grant. We evaluate both the historical volatility of Huntington’s stock price as well as our expectation over the anticipated life of the option to determine an expected volatility. The assumptions used for the May 2012 grants are set forth in footnote 5 to the Summary Compensation Table below.

The value of the RSUs is based on the closing market price of Huntington common stock on the date of the grant. Actual value to the employee is determined by the market price on the vesting date as well as the on-going market value during the subsequent holding period.

The value of PSUs is based on the company’s performance against the established performance goals as of December 31, 2014, the end of the performance period, and the market value during the subsequent holding period.

Other Policies & Practices

Stock Ownership Guidelines

The requirement to own Huntington common stock is a critical foundation of our philosophy and is intended to align senior management’s goals with those of shareholders. In 2012, the Compensation Committee extended the guidelines to cover approximately an additional fifty officers with a requirement of 0.50 multiple of salary.

The requirements for the named executive officers, along with their year-end ownership levels and the market value at December 31, 2012 (based on a closing price of $6.39) are set forth below.

	Multiple	Guideline Number of Shares	Actual Shares Owned	Market Value of Shares Owned
Steinour	6X	1,052,913	1,963,708	$12,548,094
Kimble	3X	284,286	196,572	1,256,095
Houston	2X	157,937	0	N/A
Navarro	3X	263,228	186,389	1,191,026
Dunlap	3X	250,067	138,780	886,804

The number of shares required is calculated by dividing the multiple by the prior 52-week average stock price as of January 1, 2011. Executive officers have five years to meet the guidelines; until September 1, 2016 for Ms. Houston, and until January 1, 2016 for the other Named Executive Officers. If guidelines are not met by the applicable date, the affected officer will be required to defer at least 50% of any annual bonus earned and invest the deferral in Huntington common stock. Shares held in our benefits programs, including deferred compensation, and shares owned outside these plans are counted for purposes of meeting ownership guidelines. Stock options and unvested RSUs and PSUs are not counted in the number of shares required to be held.

The Compensation Committee may modify or adjust the ownership targets and time frames established for compliance, on an individual or aggregate basis, as may be necessary or desirable in the Compensation Committee’s discretion based on events or circumstances.

Retention of Stock

Based on the recommendation of the chief executive officer, the Compensation Committee has implemented a hold until retirement requirement so as to align with long-term shareholder interests. Executive officers are required to hold a significant portion of the net shares received upon the exercise of a stock option or the release of restricted stock units or performance share units. This policy has applied to exercises and releases of awards granted beginning in 2011. The named executive officers must hold 50% of the shares received (net of shares utilized to exercise a stock option or withheld for the payment of taxes) until retirement or other departure from the company. This 50% hold applies to all executive officers. A 25% hold policy applies to all other equity grant recipients. The Compensation Committee may grant limited exceptions, including for estate planning, economic hardship situations, and involuntary termination not for cause. We believe this policy to be a best practice.

Hedging and Pledging Policies

Huntington’s executive officers are generally prohibited from hedging their ownership of Huntington stock, including trading in financial instruments designed to hedge or offset any decrease in the market value of Huntington stock. These financial instruments include prepaid variable forward contracts, equity swaps, collars and exchange funds. The General Counsel is authorized to approve particular transactions on a case by case basis if circumstances warrant, provided such transactions do not involve misuse of material nonpublic information and are otherwise consistent with our trading policies.

In addition, executive officers and directors are generally discouraged from pledging their Huntington securities. If an executive officer or director wishes to hedge his or her ownership of Huntington securities, or pledge his or her Huntington securities, the consent of the General Counsel is required to ensure that any regulatory and legal issues are identified and considered. Any such request, along with the General Counsel’s response, must be communicated to the Compensation Committee.

Equity Award Grant Practices

We have historically approved equity grants in July. In 2012 we moved the grant date to May to better synchronize with annual performance reviews. Under the company’s stock plan, fair market value is generally defined as the closing price on the applicable date. The Compensation Committee may designate a grant date effective following the date of the committee action. This practice is followed in the event the trading window is closed pursuant to the company’s trading policies on the date the committee acts. The exercise price for each stock option award is equal to the fair market value of a share of common stock on the grant date. We have never repriced stock options.

Recoupment / Clawback Policies

We have included clawback provisions in incentive plans for executive officers and for all employees. For executive officers our recoupment and clawback policies include the following:

•

Recoupment Policy. A formal recoupment policy has been in place since 2007. The policy applies if the board of directors determines that gross negligence, intentional misconduct, or fraud by a current or former executive officer caused or partially caused a restatement of our financial statements. Under the policy, the board may require repayment of a portion or all of any incentive-based compensation paid and/or cancellation of any unvested restricted stock if the amount or vesting of the incentive compensation was calculated or contingent upon the achievement of financial or operating results that were affected by the restatement and the amount or vesting of the incentive-based compensation would have been less had the financial statements been correct. The board has the discretion to require recoupment subject to law and our benefit plans, policies, and agreements.

•

Stock Plans. We also have forfeiture and recoupment provisions in the 2012 Stock and Long-Term Incentive Plan specific to awards under that plan. Except following a change in control event, should the Compensation Committee determine that a participant has committed a serious breach of conduct or has solicited or taken away customers or potential customers with whom the participant had contact during the participant’s employment with us, the Compensation Committee may terminate any outstanding award, in whole or in part, whether or not yet vested. If such conduct or activity occurs within three years following the exercise or payment of an award, the Compensation Committee may require the participant or former participant to repay to us any gain realized or payment received upon exercise or payment of such award. A serious breach of conduct includes, without limitation, any conduct prejudicial to or in conflict with Huntington or any securities law violations including any violations under the Sarbanes-Oxley Act of 2002. In addition, awards may be forfeited upon termination of employment for cause.

•

Annual Incentive Plan. The Management Incentive Plan provides that if Huntington is required to restate any of its financial statements because of a material financial reporting violation, Huntington will recover the amount in excess of the award payable under Huntington’s restated financial statements, or such other amount required under the Dodd-Frank act. In addition, if the Compensation Committee determines that a participant took unnecessary or excessive risk, manipulated earnings, or engaged in any misconduct described in our Recoupment Policy, the Committee may terminate the participant’s participation in the plan and require repayment of any amount previously paid in accordance with the Recoupment Policy, any other applicable policies and any other applicable laws and regulations.

In addition, section 954 of Dodd-Frank requires new listing standards related to recovery of executive compensation. The board of directors will review its recoupment policies in light of these new standards when they are adopted by NASDAQ, and as other rules and best practices develop.

Risk Assessment / Governance

We utilize a variety of mechanisms to balance risk and reward, including specific plan design features, discretionary policies, and a comprehensive approach to risk management. Our incentive compensation program incorporates design, control and monitoring features that provide effective controls compatible with our risk management profile. In addition, we have established a governance process, overseen by executive management committee and the board’s Compensation Committee, that is built on interaction among the business segments, human resources and risk personnel. For these reasons, we believe that our incentive compensation arrangements for all employees are consistent with safe and sound practices. See “Risk Assessment of Incentive Compensation” above for additional details.

Tax and Accounting Considerations

We have worked to balance our compensation philosophy with the goal of achieving maximum deductibility under Internal Revenue Code Section 162(m). Our 2012 Management Incentive Plan and our 2012 Long-Term Incentive Plan have all been structured so that awards under these plans for “covered officers” may qualify as performance-based compensation deductible for federal income tax purposes under Internal Revenue Code Section 162(m). The Compensation Committee has also reserved the right, however, with respect to any award or awards, to determine that compliance with Code Section 162(m) is not desired after consideration of the goals of Huntington’s executive compensation philosophy and whether it is in the best interests of Huntington to have such award so qualified.

Huntington also takes into consideration Internal Revenue Code Section 409A with respect to non-qualified deferred compensation programs. In addition, Huntington also considers ASC 718, “Compensation — Stock Compensation” in administering its equity compensation program.

Compensation Tables

The following table sets forth the compensation paid by us and by our subsidiaries for each of the last three fiscal years ended December 31, 2012, to our principal executive officer, principal financial officer, and the three other most highly compensated executive officers serving at the end of 2012.

Summary Compensation 2012

Name and Principal Position(1)	Year	Salary(2)	Bonus	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings (6)	All Other Compen- sation (7)	Total(8)
Stephen D. Steinour	2012	$1,000,000	$0	$2,624,993	$875,048	$1,966,800	$268,155	$197,509	$6,932,505
Chairman, President and CEO	2011	1,000,000	0	1,275,000	2,974,999	814,000	$158,026	$223,685	6,445,710
	2010	3,000,000	0	1,499,996	0	0	214,120	218,356	4,932,472
Donald R. Kimble	2012	550,000	0	689,991	230,012	1,000,000	188,786	35,112	2,693,901
Chief Financial Officer & Senior	2011	540,000	20,000	390,000	909,999	320,000	145,990	31,959	2,357,948
Executive Vice President	2010	846,667	400,000	423,332	0	0	75,041	9,262	1,754,302
Helga S. Houston	2012	460,000	0	374,991	125,007	657,900	N/A	471,116	2,089,014
Chief Risk Officer & Senior	2011	144,886	50,000	59,998	139,999	266,400	N/A	26,382	687,666
Executive Vice President	2010	—	—	—	—	—	—	—	—
Mary W. Navarro	2012	510,000	0	599,998	200,009	700,000	231,628	32,906	2,274,541
Senior Executive Vice President	2011	500,000	0	299,995	699,999	296,000	196,206	29,119	2,021,319
	2010	652,083	400,000	326,038	0	0	93,206	31,754	1,503,081
James E. Dunlap	2012	495,000	0	524,993	175,009	630,000	570,866	43,280	2,439,148
Senior Executive Vice President	2011	475,000	0	269,997	629,999	250,000	585,469	42,105	2,252,570
	2010	631,667	400,000	315,828	0	0	306,807	33,020	1,687,322

(1)

Mr. Steinour also serves as Chairman, President and Chief Executive Officer of The Huntington National Bank. Ms. Houston joined Huntington in September 2011 as Chief Risk Officer. Ms. Navarro’s and Mr. Dunlap’s titles and principal positions are with The Huntington National Bank. Ms. Navarro leads Retail & Business Banking and Mr. Dunlap leads Regional & Commercial Banking.

(2)

Salary reported for 2011 and 2012 consists of base salary paid in cash. The salary amounts reported for 2010 included temporary increases in salary paid in shares of common stock, referred to as “stock salary”, which was discontinued as of January 1, 2011, following repayment of TARP.

(3)

The amounts in this column are the grant date fair values of awards of restricted stock units and performance share units determined for accounting purposes in accordance with FASB ASC Topic 718. The performance share units are valued at target. The assumptions made in the valuation are discussed in Note 16 “Share-Based Compensation” of the Notes to Consolidated Financial Statements for our financial statements for the year ended December 31, 2012.

2012 Stock Awards

	Time-Vesting RSUs	Performance- Based PSUs (Target)	Total
Stephen D. Steinour	$874,995	$1,749,998	$2,624,993
Donald R. Kimble	229,997	459,994	689,991
Helga S. Houston	124,995	249,996	374,991
Mary W. Navarro	199,999	399,999	599,998
James E. Dunlap	174,998	349,995	524,993

The grant date value of the performance share units assuming the highest level of performance is set forth below.

Value of Performance Share Units at Maximum Performance
Stephen D. Steinour	$3,499,995
Donald R. Kimble	919,989
Helga S. Houston	499,992
Mary W. Navarro	799,997
James E. Dunlap	699,991

(4)

The amounts in this column are the grant date fair values of awards of stock options determined for accounting purposes in accordance with FASB ASC Topic 718. The assumptions made in the valuation are set forth below and are discussed in Note 16 “Share-Based Compensation” of the Notes to Consolidated Financial Statements for our financial statements for the year ended December 31, 2012.

Risk-Free Interest Rate	1.10%
Expected Volatility	34.9%
Expected Term	6 years
Expected Dividend Yield	2.38%

(5)

The amounts in this column are the dollar value of annual incentive awards earned under the Management Incentive Plan for 2012. A portion of these awards was paid in cash and the remainder was paid in RSUs in an amount determined by dividing the remaining portion of the award by $7.14, the closing price of a share of Huntington common stock on the grant date, February 19, 2013. These RSUs vest in 3 equal annual increments from the date of grant.

	2012 MIP Award Value	Amount Paid in Cash	Value Paid in RSUs	Number of RSUs
Stephen D. Steinour	$1,966,800	$1,100,000	$866,800	121,400
Donald R. Kimble	1,000,000	440,000	560,000	78,431
Helga S. Houston	657,900	368,000	289,900	40,602
Mary W. Navarro	700,000	408,000	292,000	40,896
James E. Dunlap	630,000	396,000	234,000	32,773

(6)

The amounts in this column represent the change in the actuarial present value of accumulated benefit from December 31, 2011 to December 31, 2012, under two defined benefit pension plans: the Retirement Plan and the Supplemental Retirement Income Plan, referred to as the SRIP. Because Ms. Houston was hired after participation in the Retirement Plan was closed to new hires, she is not eligible to participate in these plans. Benefits are based on levels of compensation and years of credited service. The pension present values are based on the discount rate used for accounting purposes. The discount rate is based on the yields of high-quality corporate bonds at the end of the fiscal year. A lower discount rate results in a higher reported present value of pension benefits. Discount rates used to measure pension benefits were 4.57% and 3.83% at December 31, 2011 and 2012 respectively. The change in present value under each plan is detailed below. Additional detail about these plans is set forth in the discussion following the table of Pension Benefits 2012 below. There were no above-market or preferential earnings on non-qualified deferred compensation.

	Change in Present Value Retirement Plan	Change in Present Value SRIP	Total Change in Present Value
Steinour	$23,568	$244,587	$268,155
Kimble	33,045	155,741	188,786
Houston	N/A	N/A	N/A
Navarro	42,433	189,195	231,628
Dunlap	124,750	446,116	570,866

(7)

All other compensation as reported in this column includes: our contributions to the Huntington Investment and Tax Savings Plan, a defined contribution (401(k)) plan, referred to as HIP, and our Supplemental Stock Purchase and Tax Savings Plan and Trust; perquisites and personal benefits valued at incremental cost to us; premiums for group term life insurance; and dividends paid on vesting of previously awarded RSUs. These amounts are detailed below.

	Amounts Contributed to HIP	Amounts Contributed to Supplemental Plan	Perquisites and Personal Benefits	Group Term Life Insurance	Dividends Paid Upon Vesting Event	Total All Other Compensation
Steinour	$10,000	$31,667	$94,186	$594	$61,062	$197,509
Kimble	10,000	11,100	N/A	594	13,418	35,112
Houston	0	0	470,614	502	0	471,116
Navarro	10,000	12,016	N/A	556	10,334	32,906
Dunlap	10,000	12,625	10,100	545	10,010	43,280

In the ordinary course of business, Huntington maintains two automobiles and has access to a corporate aircraft as needed to provide efficient and secure business transportation for senior management. When it is not otherwise needed for business travel, a corporate aircraft may be available to Mr. Steinour for personal usage given the constraints of commercial flight arrangements, en route work requirements, travel or work schedules or other circumstances burdensome on time and the potential security risks for the company. The incremental cost to Huntington for personal use of a plane by Mr. Steinour during 2012 was based on an hourly rate and totaled $65,666, consisting of charges for crew, landing and parking, fuel and oil, radio maintenance and repairs, supplies, and outside services. For efficiency and security Mr. Steinour is also permitted personal use of the automobiles, driven by Huntington security personnel, including for commuting, which permits him to work while traveling. The incremental cost of this usage to Huntington for 2012 was based on a rate per mile for fuel and maintenance and overtime costs for the drivers. Other perquisites and personal benefits for Mr. Steinour consisted of financial planning and security monitoring of his personal residence. Perquisites and personal benefits for Ms. Houston included financial planning, relocation benefits totaling $133,208 consisting of costs for temporary housing and travel reimbursement, moving and storage, assistance with home sale pursuant to our relocation policy, and a relocation allowance in the amount of $335,000. If Ms. Houston’s employment with Huntington were to terminate within twenty-four (24) months of her receipt of the allowance, she must repay the portion that represents the number of weeks/months remaining in the 24-month period following receipt. Perquisites and personal benefits for Mr. Dunlap consisted of financial planning in the amount of $10,100. Perquisites and personal benefits for each of Ms. Navarro and Mr. Kimble did not exceed $10,000 and are not included.

(8)	This column shows the total of all compensation for the fiscal year as reported in the other columns of this table.

The table below sets forth potential opportunities for annual cash incentive awards under the Management Incentive Plan and awards of RSUs, PSUs and stock options under the 2012 Long-Term Incentive Plan.

Grants of Plan-Based Awards 2012

	Grant Date	Date of Board or Committee Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options(#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards($)(6)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steinour			550,000	1,100,000	2,200,000
	05/01/2012	04/18/2012				129,247	258,493	516,986				1,749,998
	05/01/2012	04/18/2012								483,826	6.77	875,048
	05/01/2012	04/18/2012							129,246			874,995
Kimble			220,000	440,000	880,000
	05/01/2012	04/18/2012				33,973	67,946	135,892				459,994
	05/01/2012	04/18/2012								127,177	6.77	230,012
	05/01/2012	04/18/2012							33,973			229,997
Houston			184,000	368,000	736,000
	05/01/2012	04/18/2012				18,464	36,927	73,854				249,996
	05/01/2012	04/18/2012								69,118	6.77	125,007
	05/01/2012	04/18/2012							18,463			124,995
Navarro			204,000	408,000	816,000
	05/01/2012	04/18/2012				29,542	59,084	118,168				399,999
	05/01/2012	04/18/2012								110,588	6.77	200,009
	05/01/2012	04/18/2012							29,542			199,999
Dunlap			198,000	396,000	792,000
	05/01/2012	04/18/2012				25,849	51,698	103,396				349,995
	05/01/2012	04/18/2012								96,765	6.77	175,009
	05/01/2012	04/18/2012							25,849			174,998

(1)

Each of the named executive officers participated in the 2012 cycle of the Management Incentive Plan, our annual cash incentive plan. The estimated possible award opportunities presented in the table are based on percentages of salary. Actual awards earned for 2012 are reported in the Summary Compensation Table under the column headed “Non-Equity Incentive Compensation”.

(2)	These columns reflect the potential number of PSUs to be vested upon satisfaction of the applicable performance conditions as of December 31, 2014, at threshold, target and maximum performance.

(3)	The Compensation Committee awarded RSUs to each of the named executive officers. Each RSU award vests on the third anniversary of the grant date.

(4)	The Compensation Committee awarded stock options to each of the named executive officers, which vest in three equal annual increments beginning one year from the date of grant.

(5)	Each stock option reported has a per share exercise price of $6.77, which was the closing price of a share of Huntington common stock on May 1, 2012, as reported on the Nasdaq Stock Market.

(6)	The amounts in this column are the grant date fair values, for accounting purposes, of the awards of PSUs, RSUs and stock options determined in accordance with FASB ASC Topic 718.

The following table sets forth details about the unexercised stock options and unvested awards of RSUs held by the named executive officers as of December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End 2012

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable (1)	Number of Securities Underlying Unexercised Options(#) Unexercisable (1)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have not Yet Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have not Vested ($)(4)
Stephen D. Steinour	1/14/2009	600,000	400,000	$4.9500	1/14/2016
	7/25/2011	706,718	1,413,435	$6.0200	7/25/2018	211,794	1,353,364
	5/01/2012	0	483,826	$6.7700	5/01/2019	129,246	825,882	258,493	1,651,770
Donald R. Kimble	7/18/2006	27,500	0	$23.3400	7/18/2013
	7/23/2007	30,000	0	$20.0100	7/23/2014
	7/21/2008	56,000	0	$6.9700	7/21/2015
	7/25/2011	216,173	432,344	$6.0200	7/25/2018	64,784	413,970
	5/01/2012	0	127,177	$6.7700	5/01/2019	33,973	217,087	67,946	434,175
Helga S. Houston	10/24/2011	42,821	85,642	$5.1700	10/24/2018	11,605	74,156
	5/01/2012	0	69,118	$6.7700	5/01/2019	18,463	117,979	36,927	235,964
Mary W. Navarro	7/15/2003	35,000	0	$20.4075	7/15/2013
	7/18/2006	25,000	0	$23.3400	7/18/2013
	7/23/2007	26,000	0	$20.0100	7/23/2014
	7/21/2008	52,000	0	$6.9700	7/21/2015
	7/25/2011	166,287	332,572	$6.0200	7/25/2018	49,833	318,433
	5/01/2012	0	110,588	$6.7700	5/01/2019	29,542	188,773	59,084	377,547
James E. Dunlap	7/15/2003	35,000	0	$20.4075	7/15/2013
	7/18/2006	25,000	0	$23.3400	7/18/2013
	7/23/2007	26,000	0	$20.0100	7/23/2014
	7/21/2008	52,000	0	$6.9700	7/21/2015
	7/25/2011	149,658	299,315	$6.0200	7/25/2018	44,850	286,592
	5/01/2012	0	96,765	$6.7700	5/01/2019	25,849	165,175	51,698	330,350

(1)

Generally, awards of stock options become exercisable in three equal annual increments from the date of grant and are fully vested on the third anniversary of the date of grant. The option granted to Mr. Steinour on January 14, 2009 for 1,000,000 shares vests in equal increments on each of the first five anniversaries of the date of grant.

(2)	The awards of restricted stock units reported in this column will vest on the third anniversary of the date of grant.

(3)

The market value of the awards of restricted stock units that have not yet vested was determined by multiplying the closing price of a share of Huntington common stock on December 31, 2012 ($6.39) by the number of shares.

(4)

The performance share units reported in these columns will vest subject to achievement of the applicable performance goals as of December 31, 2014, the end of the performance period. Each performance share unit is equal to one share of common stock. The number of performance share units and the market value reported were determined on the basis of achieving target performance goals. The market value of the performance share units was determined by multiplying the closing price of a share of Huntington common stock on December 31, 2012 ($6.39) by the number of units.

The table below sets forth the number of shares that were acquired upon the vesting of RSUs in 2012. There were no option exercises to report.

Option Exercises and Stock Vested 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen D. Steinour	0	0	265,486	1,677,872
Donald R. Kimble	0	0	67,089	430,040
Helga S. Houston	0	0	0	0
Mary W. Navarro	0	0	51,670	331,205
James E. Dunlap	0	0	50,052	320,833

(1)	The value realized upon vesting was determined by multiplying the number of shares by the market value on the vesting date.

We maintain two plans under which executive officers may defer compensation on a non-qualified basis: the Supplemental Stock Purchase and Tax Savings Plan and Trust, referred to as the Supplemental Plan, and the Executive Deferred Compensation Plan, referred to as the EDCP. For each named executive officer, information about participation in the Supplemental Plan and the EDCP is contained in the table below.

NONQUALIFIED DEFERRED COMPENSATION 2012

Name	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Loss) in Last Fiscal Year($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)(2)
Stephen D. Steinour
Supplemental Plan	39,583	31,667	17,099	0	157,215
EDCP	0	N/A	0	0	0
Donald R. Kimble
Supplemental Plan	16,650	11,100	17,034	0	118,385
EDCP	0	N/A	29,491	0	182,516
Helga S. Houston
Supplemental Plan	0	0	0	0	0
EDCP	0	0	0	0	0
Mary W. Navarro
Supplemental Plan	30,041	12,016	28,026	0	190,833
EDCP	0	N/A	0	0	0
James E. Dunlap
Supplemental Plan	31,563	12,625	39,293	0	254,129
EDCP	0	N/A	6,634	0	51,628

(1)	The employer contributions to the Supplemental Plan are also reported in the Summary Compensation Table under “All Other Compensation”. We did not make contributions to the EDCP in 2012.

(2)

The year-end balances in this column include our employer matching contributions under the Supplemental Plan made and reported as compensation for the named executive officers for 2010 and 2011 in the Summary Compensation Table under “All Other Compensation” as follows: $31,667 for Mr. Steinour, $11,700 for Mr. Kimble, $18,333 for Ms. Navarro and $22,692 for Mr. Dunlap.

The Supplemental Plan

The purpose of the Supplemental Plan is to provide a supplemental savings program for eligible employees (as determined by the Compensation Committee) who are unable to continue to make contributions to the Huntington Investment and Tax Savings Plan, a tax qualified 401(k) plan referred to as HIP, for part of the year because the individual has: (I) contributed the maximum amount permitted by the Internal Revenue Service for the calendar year ($17,000 in 2012); or (II) received the maximum amount of compensation permitted to be taken into account by the Internal Revenue Service for the calendar year ($250,000 in 2012). HIP and the Supplemental Plan work together. When an employee elects to participate in HIP, he or she designates the percentage between 1% and 75% of base pay on a pre-tax, Roth after tax, or a combination of pre-tax and Roth after-tax basis that is to be contributed to HIP. Contributions to HIP are automatically deducted from the employee’s pay and then allocated to the employee’s HIP account. For 2012, we matched contributions to HIP according to the following formula: 100% on up to the first 3% of base compensation deferred and then 50% on the next 2% of base compensation deferred. For 2013, we changed the match to 100% on the first 4% of base compensation deferred. The Supplemental Plan generally works the same way. When a participant elects to participate in the Supplemental Plan, he or she designates the percentage of base pay that is to be contributed to the Supplemental Plan — between 1% and 75% of base pay. All contributions to the Supplemental Plan must be on a pre-tax basis. We then match contributions according to the same formula used by HIP. Under HIP, employees can invest their contributions and our matching contributions in any of 20 investment alternatives. Under the Supplemental Plan, employee pre-tax contributions and our matching contributions are generally invested in Huntington common stock.

A participant cannot receive a distribution of any part of his account in the Supplemental Plan until his or her employment terminates. Once employment terminates, the account in the Supplemental Plan is required to be distributed to the participant. Portions of accounts invested in our common stock are distributed in shares of common stock and the remaining portions are distributed in cash. Distributions from the plan are subject to federal and state income tax withholding.

The Executive Deferred Compensation Plan

The EDCP provides senior officers designated by the Compensation Committee the opportunity to defer up to 90% of base salary, annual bonus compensation and certain equity awards. An election to defer can only be made on an annual basis and is generally irrevocable. To date we have made no contributions to the EDCP; all contributions to this plan consist of compensation deferred by the participants. Deferrals of common stock are held as common stock until distribution. Cash amounts deferred will accrue interest, earnings and losses based on the performance of the investment option selected by the participant and tracked by a book-keeping account. The investment options consist of common stock and a variety of mutual funds and are generally the same investment options available under HIP.

At the time of the initial deferral election, a participant elects the method and timing of account distribution in the event of termination or retirement. Accounts distributed upon termination or retirement may be distributed in a single lump sum payment or in substantially equal installments. A participant may request a hardship withdrawal prior to termination or retirement. In addition, for amounts earned and vested on or before December 31, 2004, a participant may obtain an in-service withdrawal subject to a 10% penalty and suspension of future contributions for at least 12 months. Cash that is deferred is paid out in cash, except that any cash that is invested in our common stock at the time of distribution is distributed in shares. Common stock that is deferred is distributed in kind.

The table below sets forth the rate of return for the one-year period ending December 31, 2012 for each of the investment options under the EDCP.

American Funds EuroPacific Growth Fd CI R-4	19.22%	Huntington Intl Equity Fd IV	14.28%
Huntington Bancshares Incorporated Common Stock	19.31%	Huntington Mid-Corp America Fd IV	14.70%
Huntington Cons Alloc Fd Cl A	4.43%	Huntington Real Strategies Fd IV	5.20%
Huntington Bal Alloc Fd Cl A	7.79%	Huntington Rotating Mkts Fd IV	6.40%
Huntington Conservative Deposit	0.08%	Huntington Situs Fd IV	24.11%
Huntington Dividend Capture Fd	10.87%	T Rowe Price Mid-Cap Growth	13.91%
Huntington Fixed Inc Sec Fd IV	3.98%	T Rowe Price Small Cap Stock Fd Adv	17.73%
Huntington Growth Fund IV	10.30%	Vanguard 500 Index Signal	15.97%
Huntington Growth Alloc Fd Cl A	10.01%	Vanguard Wellington Fd	12.57%
Huntington Income Equity Fd IV	10.50%
Huntington Inter Gov Inc Fd IV	1.68%

The table below presents information for the named executive officers under Huntington’s Retirement Plan and Huntington’s Supplemental Retirement Income Plan, known as the SRIP. Each of the named executive officers with the exception of Ms. Houston is a participant under both of these plans.

PENSION BENEFITS 2012

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Stephen D. Steinour	Retirement Plan	4.0000	74,275	0
	SRIP	4.0000	566,026	0
Donald R. Kimble	Retirement Plan	8.5833	160,871	0
	SRIP	8.5833	435,075	0
Helga S. Houston	Retirement Plan	N/A	N/A	N/A
	SRIP	N/A	N/A	N/A
Mary W. Navarro	Retirement Plan	10.5833	254,103	0
	SRIP	10.5833	561,592	0
James E. Dunlap	Retirement Plan	33.6667	1,145,224	0
	SRIP	33.6667	1,859,984	0

(1)	Years of credited service reported in the table are equal to actual years of service with Huntington as of December 31, 2012.

(2)

This column reflects the actuarial present value of the executive officer’s accumulated benefit under the Retirement Plan and the SRIP as of December 31, 2012. The valuation method used to determine the benefit figures shown, and all material assumptions applied, are discussed in Footnote 18 of the Notes to Consolidated Financial Statements contained in our Annual Report for the fiscal year ended December 31, 2012.

Employees hired before January 1, 2010, are eligible to participate in the Retirement Plan. Because Ms. Houston was hired in September 2011, she is not eligible to participate in the Retirement Plan. While the Retirement Plan continues for employees hired before January 1, 2010, the benefit formula for benefits earned on and after January 1, 2010 has been revised. Benefits earned through December 31, 2009, are determined according to the provisions of the Retirement Plan in effect on December 31, 2009. While these changes did not affect the benefit earned under the Retirement Plan through December 31, 2009, there was a reduction in future benefits.

An employee who: (a) is a participant in the Retirement Plan; (b) has been nominated by the Compensation Committee; and (c) earns compensation in excess of the limitation imposed by Internal Revenue Code Section 401(a)(17) or whose benefit exceeds the limitation of Code Section 415(b), is eligible to participate in the SRIP. In addition, employees whose final benefits under the Retirement Plan are reduced due to elective deferral of compensation under the Executive Deferred Compensation Plan are also eligible to participate in the SRIP.

Benefits under both the Retirement Plan and the SRIP are based on levels of compensation and years of credited service. Benefits under the SRIP, however, are not limited by Code Sections 401(a)(17) and 415(b). Code Section 401(a)(17) limits the annual amount of compensation that may be taken into account when calculating benefits under the Retirement Plan. For 2012, this limit was $250,000. Code Section 415 limits the annual benefit amount that a participant may receive under the Retirement Plan. For 2012, this amount was $200,000.

The benefit earned in the Retirement Plan prior to January 1, 2010 is based on compensation earned in the five consecutive highest years of service. For service on and after January 1, 2010, the benefit earned in the Retirement Plan is based on compensation earned each year. For executives who are eligible for retirement or early retirement, the benefit earned in the SRIP is based on compensation earned in the five consecutive highest years of service and the Retirement Plan formula in effect on December 31, 2009. For executives who are not eligible for retirement or early retirement, the accrued benefit under the SRIP is based on the Retirement Plan formula in effect on and after January 1, 2010. Compensation consists of base salary and 50% of overtime, bonuses, incentives and commissions paid pursuant to plans with a measurement period of one year or less. Bonuses are taken into account in the year paid rather than earned.

The maximum years of credited service recognized by the Retirement Plan and the SRIP is forty. The number of years of credited service is equal to the actual years of service with us. The Compensation Committee may however, in its discretion, approve additional years of service and/or credited service in addition to those actually earned by a participant for the purposes of determining benefits under the SRIP.

Benefit figures shown are computed on the assumption that participants retire at age 65, the normal retirement age specified in the plans. The normal form of benefit under the Retirement Plan is a life annuity. The Retirement Plan offers additional forms of distribution that are actuarially equivalent to the life annuity. As required by federal law, if a participant is married at the time his or her benefit commences, the participant must commence benefits in the form of a qualified 50%, 75% or 100% joint and survivor annuity unless the participant’s spouse consents to another form of distribution. In addition to various annuity forms of distribution, the Retirement Plan permits distribution in the form of a single lump sum under either of the following two circumstances: (I) the present value of the participant’s accrued benefit is less than $10,000; or (II) the participant terminates employment, is eligible for early, normal or late retirement, and elects to receive a lump sum distribution within 45 days of being notified of its availability. Benefits with a present value greater than the applicable dollar limit under Code Section 402(g) ($17,000 for 2012) are paid from the SRIP in the form of a life annuity. The SRIP also offers additional forms of distribution that are actuarially equivalent to the life annuity. Benefits with a present value equal to or less than the applicable dollar limit under Code Section 402(g) are paid in the form of a lump sum distribution.

Mr. Dunlap and Ms. Navarro were the only named executive officers eligible for early retirement in 2012 under the Retirement Plan and the SRIP. A participant who is at least 55 years of age with at least 10 years of service may retire and receive an early retirement benefit, reduced to reflect the fact that he or she will be receiving payments over a longer period of time.

Payments Upon Termination of Employment or Change in Control

Each of our named executive officers has a change in control agreement with us referred to as an Executive Agreement. We entered into newly amended Executive Agreements on November 28, 2012 to encourage retention of our key executives and to provide protection from termination related to a change in control of our company. Huntington’s Board of Directors approved these replacement Executive Agreements to more closely align with current best practices, with the primary changes from the existing agreements being the elimination of the “golden parachute” excise tax gross-up provision and the elimination of a provision that provided the executive serving as chief executive officer with the right to terminate employment solely as a result of a change-in-control. In addition, the new agreements contain restrictions relating to the disclosure of confidential information and competing with Huntington (3 year non-competition for the chief executive officer, and 1 year non-competition for the other named executive officers, post termination).

In addition, on November 28, 2012, Huntington and Stephen D. Steinour entered into a replacement employment agreement effective December 1, 2012, pursuant to which Mr. Steinour will continue to serve as Huntington’s president and chief executive officer for a period through December 31, 2016. The agreement is subject to three-year renewal periods upon expiration of the current term and each renewal term, unless either party gives timely notice of nonrenewal. The employment agreement replaces the current employment agreement that became effective as of January 14, 2009, with an initial term ending on December 31, 2013. Mr. Steinour’s employment agreement provides for certain payments to him upon termination in certain situations other than a change in control.

Executive Agreements

Under the Executive Agreements, change in control generally includes:

•	the acquisition by any person of beneficial ownership of 25% or more of our outstanding voting securities;

•

a change in the composition of the board of directors if a majority of the new directors were not appointed or nominated by the directors currently sitting on the board of directors or their subsequent nominees;

•	a merger involving our company where our shareholders immediately prior to the merger own less than 51% of the combined voting power of the surviving entity immediately after the merger;

•	the dissolution of our company; and

•	a disposition of assets, reorganization, or other corporate event involving our company which would have the same effect as any of the above-described events.

Under each Executive Agreement, we, or our successor, will provide severance benefits to the executive officer if his employment is terminated (other than on account of the officer’s death or disability or for cause):

•	by us, at any time within 24 months after a change in control;

•

by us, at any time prior to a change in control but after commencement of any discussions with a third party relating to a possible change in control involving such third party if the executive officer’s termination is in contemplation of such possible change in control and such change in control is actually consummated within 12 months after the date of such executive officer’s termination;

•	by the executive officer voluntarily with good reason at any time within 24 months after a change in control of our company; and

•

by the executive officer voluntarily with good reason at any time after commencement of change in control discussions if such change in control is actually consummated within 12 months after the date of such officer’s termination.

Good reason generally means the assignment to the executive officer of duties which are materially different from such duties prior to the change in control, a reduction in such officer’s salary or benefits, or a demand to relocate to an unacceptable location, made by us or our successor either after a change in control or after the commencement of change in control discussions if such change or reduction is made in contemplation of a change in control and such change in control is actually consummated within 12 months after such change or reduction. An executive officer’s determination of good reason will be conclusive and binding upon the parties if made in good faith.

In addition to any accrued salary and annual cash incentive payable as of termination. Severance payments and benefits under the Executive Agreements consist of:

•	a lump-sum cash payment equal to three times annual base salary for the chief executive officer and two and one-half times annual base salary for each of the other named executive officers;

•

a lump-sum cash payment equal to three times for the chief executive officer, and two and one-half times for the other named executive officers, of the greater of the executive’s target annual incentive award for the calendar year during which the change in control occurs or the immediately preceding calendar year;

•	a pro-rata annual incentive award based on the actual level of year to date performance and other objectives / assessments;

•	thirty-six months of continued insurance benefits for the chief executive officer, and thirty months for the other named executive officers;

•	thirty-six months of additional service credited for purposes of retirement benefits for the chief executive officer, and thirty months for the other named executive officers;

•	fees for outplacement services for the executive up to a maximum amount equal to 15% of the executive’s annual base salary plus reimbursement for job search travel expenses up to $5,000;

•	stock options, restricted stock, RSU, and PSU awards under our stock and incentive plans become vested according to the terms of the plans; and

•	other benefits to which the executive was otherwise entitled including perquisites, benefits, and service credit for benefits.

The newly amended Executive Agreements removed the excise tax gross-ups and replaced them with a best-net-benefit clause. If an executive triggers the excise tax, the individual will either be “cut-back” to an amount that is $1 less than such amount that would cause the excise tax, or the executive will be required to pay the excise tax themselves.

For a period of five years after any termination of the executive officer’s employment, we will provide the executive officer with coverage under a standard directors’ and officers’ liability insurance policy at our expense, and will indemnify, hold harmless, and defend the officer to the fullest extent permitted under Maryland law against all expenses and liabilities reasonably incurred by the officer in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of our company or any subsidiary.

In the event an executive officer is required to enforce any of the rights granted under his Executive Agreement, we, or our successor, will pay the cost of counsel (legal and accounting). In addition, the executive officer is entitled to prejudgment interest on any amounts found to be due in connection with any action taken to enforce such officer’s rights under the Executive Agreement.

As a condition to receiving the payments and benefits under the Executive Agreements, the executive officer will be required to execute a release. Severance benefits payable in a lump sum will be paid not later than 45 business days following the date the executive’s employment terminates, subject to applicable laws and regulations.

The Executive Agreements are extended annually and are subject to an extension for 24 months upon a change in control. An Executive Agreement will terminate if the executive officer’s employment terminates under circumstances that do not trigger benefits under the agreement. We may elect not to renew an agreement upon 30 days prior written notice.

The estimated payments and benefits that would be paid in the event each named executive officer terminated employment on December 31, 2012 and became entitled to benefits under his or her Executive Agreement are set forth below. For purposes of quantifying these benefits, we assumed that a change in control occurred on December 31, 2012 and that the executive officer’s employment was terminated on that date without cause. The closing price of a share of our common stock on that date was $6.39.

	Cash Severance(1)	Pro-Rata Bonus Value(2)	Total Outplacement Value (3)	Total Welfare Value (4)	Additional Retirement Value (5)	Performance Contingent Equity Value (6)	Time-Based Equity Accel. Value (7)	Scale Back Amount, if applicable (8)	Final Benefit(9)
Steinour	$6,300,000	1,966,800	$155,000	$48,846	$1,625,684	$671,720	$3,278,217	N/A	$14,046,267
Kimble	2,497,500	793,872	88,250	26,255	754,263	176,564	791,025	N/A	5,127,729
Houston	2,092,500	665,136	74,750	40,470	0	95,959	296,617	N/A	3,265,432
Navarro	2,317,500	736,656	82,250	39,756	600,992	153,536	630,258	N/A	4,560,947
Dunlap	2,272,500	722,352	80,750	15,696	1,153,072	134,342	562,514	N/A	4,941,226

1.	Multiple of base salary and target bonus, payable in a lump sum.

2.	Prorated target bonus for 2012; reflects full year and assumes 179% of target funding.

3.	Reflects 15% of base salary plus $5,000 for job search travel.

4.	Reflects 36 and 30-months of medical, dental, vision, AD&D insurance, group term life insurance, and long-term disability insurance for the CEO and other named executive officers, respectively.

5.	Value of accelerated vesting of retirement benefit and additional 36 and 30 months of credited service under SRIP for the CEO and other named executive officers, respectively.

6.

For performance share units (PSUs), a prorated value based on the estimated performance as of December 31, 2012. PSU awards are assumed a 100% parachute payment as calculated under Section 280G of the Internal Revenue Code

7.	In-the-money value of time-based unvested stock options and RSUs.

8.	In each case, the executive is in a better, after-tax, position when paying the excise tax liability themselves.

9.	The total benefit to the executive under a change-in-control of the company and termination of employment on December 31, 2012.

Mr. Steinour’s Employment Agreement

On November 28, 2012, Huntington Bancshares Incorporated (“Huntington”) and Stephen D. Steinour entered into a replacement employment agreement effective December 1, 2012 and continues through December 31, 2016. The agreement is subject to three-year renewal periods upon expiration of the current term and each renewal term, unless either party gives timely notice of nonrenewal. Mr. Steinour’s employment agreement provides for certain payments upon a termination of his employment without “cause” or for “good reason” (each as defined in the agreement). The potential payments under these agreements are described and quantified below.

Upon termination without “cause” or for “good reason”, Mr. Steinour is entitled to payment of the following amounts:

•

accrued amounts consisting of unpaid base salary through termination, earned but unpaid annual incentive payments for the prior period, accrued and unused paid time off and incurred but unreimbursed business expenses;

•

a pro-rata incentive payment in respect of the fiscal year of the Company in which the date of termination occurs, with such amount to equal the amount determined by the Compensation Committee based on the Company’s actual performance for the fiscal year in which the date of termination occurs and otherwise on a basis no less favorable than annual incentive award determinations are made by the Compensation Committee for the Company’s executive officers;

•

a severance payment equal to two times his annual base salary and the higher of the target incentive payment for the year of termination or the incentive payment paid or payable with respect to the prior fiscal year; and

Mr. Steinour would also be entitled to payment and provision of any other amounts or benefits to which he was otherwise entitled.

If Mr. Steinour had terminated employment with us without “cause” or for “good reason” as of December 31, 2012, he would have been entitled to, in addition to accrued amounts and benefits, a pro rata annual incentive payment equal to $1,966,800 and a severance payment equal to $4,200,000.

If Mr. Steinour had terminated employment as of December 31, 2012 due to death or disability, he or his estate would have been entitled to a pro rata annual incentive payment for the year of termination (based on the Company’s actual performance for the fiscal year in which the Date of Termination occurs and otherwise on a basis no less favorable than annual incentive award determinations are made by the Compensation Committee for the Company’s executive officers) equal to $1,966,800 and accrued obligations and benefits.

If Mr. Steinour had terminated employment as of December 31, 2012 without “good reason” and due to his retirement, he would have been entitled to a pro rata annual incentive payment for the year of termination equal to $1,966,800. Mr. Steinour was not eligible for normal retirement benefits as of December 31, 2012.

Severance benefits and payments are subject to execution and nonrevocation of a release of claims.

RSUs — Potential Payment Upon Involuntary Termination (Not for Cause), Retirement or Death

Each of the named executive officers has outstanding RSU awards and PSU awards which may vest upon involuntary termination (not for cause), retirement or death. RSUs and PSUs that were granted at least six months prior to involuntary termination, retirement or death may be paid in shares on a prorated basis with accumulated dividends paid on the prorated shares. For RSUs the release of prorated shares and accumulated dividends would be completed as soon as administratively possible following the termination date. For PSUs, the proration is calculated on the target number of shares, subject to adjustment at the end of the performance cycle when the shares would be released along with all other PSU awards for the cycle. The table below shows the prorated shares and accumulated dividends that would have been payable under outstanding grants of RSUs and the prorated shares and accumulated dividends that would have been payable under outstanding PSUs, based upon target and subject to adjustment, to the respective officers upon involuntary termination (not for cause), retirement or death as of December 31, 2012.

Name	Prorated Shares	Accumulated Dividends
Stephen D. Steinour
RSUs	134,619	$52,698
PSUs	57,443	20,679
Donald R. Kimble
RSUs	39,942	15,675
PSUs	15,100	5,436
Helga S. Houston
RSUs	8,939	3,334
PSUs	8,206	2,954
Mary W. Navarro
RSUs	31,482	12,330
PSUs	13,130	4,727
James E. Dunlap
RSUs	28,170	11,038
PSUs	11,489	4,136

Proposal 1 — Election of Directors

The board of directors proposes the election of eleven directors at this annual meeting. Directors elected at the meeting will each serve a one-year term expiring at our 2014 annual meeting when their successors are duly elected and qualify.

Upon consultation with the Nominating and Corporate Governance Committee, the board of directors has determined to reduce the number of directors to eleven, effective at the annual meeting, and has nominated eleven of the directors currently serving for reelection. The nominees for reelection at the meeting are: Don M. Casto III, Ann B. Crane, Steven G. Elliott, Michael J. Endres, John B. Gerlach, Jr., Peter J. Kight, Jonathan A. Levy, Richard W. Neu, David L. Porteous, Kathleen H. Ransier, and Stephen D. Steinour.

David P. Lauer is stepping down after nine years of service on the board and as the chairman of the audit committee due to age limitations in our bylaws.

Unless otherwise directed, the shares represented by a properly submitted proxy will be voted FOR the election of each nominee. We have no reason to believe that any nominee will be unable or unwilling to serve as a director if elected. However, in the event that any of these nominees should become unavailable, the board of directors may decrease the number of directors pursuant to the bylaws, or the board of directors may designate a substitute nominee, for whom shares represented by a properly submitted proxy would be voted.

The board of directors recommends a vote FOR the election of each of the nominees for director.

Nominee Information

All of our nominees are seasoned leaders. Collectively they bring to our board a wide variety of skills, knowledge, experience and perspectives. The following provides biographical information regarding each of the nominees, including their specific business experience, qualifications, attributes and skills that the directors considered, in addition to their prior service on the board, when the board determined to nominate them.

Don M. Casto III

Principal /Chief Executive Officer,

CASTO

Director Since 1985

Age 68

Mr. Casto is responsible for the development activities of CASTO, a regional real estate development and services firm based in Columbus, Ohio. The firm specializes in the development of shopping centers, multi-family housing and mixed-use entertainment projects. Mr. Casto is also an attorney, and practiced law in California prior to joining CASTO in 1972. Mr. Casto is active in the community and has served on the boards of numerous non-profit organizations, including the Greater Columbus Chamber of Commerce. Mr. Casto has also served as a director of The Huntington National Bank since 1985. Mr. Casto is widely recognized in Central Ohio as an experienced business and community leader. This experience, along with his history as a director with our company make him an effective director and chairman of the board’s Executive Committee. Mr. Casto also serves on the board’s Compensation Committee and Nominating and Corporate Governance Committee.

Ann (“Tanny”) B. Crane

President and Chief Executive Officer,

Crane Group Company

Director Since 2010

Age 56

Since 2003, Ms. Crane has led Crane Group Company, a privately-held, diversified portfolio company comprised of businesses primarily serving the home building and commercial markets, as well as managing investments in private equity firms and real estate and bond portfolios. Ms. Crane joined the manufacturer Crane Plastics Company in 1987 as director of human resources, and became vice president of sales and marketing in 1993. She was named president in 1996. In 2003, Ms. Crane was appointed as a director for the Federal Reserve Bank of Cleveland. After serving as a director for five years, she was named chair of the board and served in that capacity for two years. Ms. Crane also served on the board of Wendy’s International from 2003 to 2007. She and her company are widely recognized for their philanthropy throughout Central Ohio. Ms. Crane is an accomplished executive who is knowledgeable of the financial services industry and is deeply involved in community support and investment. Because of her knowledge and experience, Ms. Crane was appointed to serve on the Audit Committee and the Community Development Committee.

Steven G. Elliott

Retired Senior Vice Chairman,

BNY Mellon

Director Since 2011

Age 66

During his 23-year career with BNY Mellon, Mr. Elliott served as chief financial officer, led a number of the company’s servicing businesses and was co-leader of the integration of The Bank of New York and Mellon Financial Corporation when they merged in 2007. Mr. Elliott joined Mellon in 1987 as head of finance. He was named chief financial officer in 1990, vice chairman in 1992 and senior vice chairman in 1998. As chief financial officer from 1990 to 2002, Mr. Elliott led strategic acquisitions, divestitures and restructurings. He also has held various business leadership roles in asset servicing, securities lending, foreign exchange, capital markets, global cash management and institutional banking. Mr. Elliott also served as a director of Mellon Financial Corporation from 2001 until the merger in July 2007. He was then a director of BNY Mellon through July 2008. Prior to joining Mellon, Mr. Elliott served as chief financial officer of First Commerce Corporation, corporate controller of Crocker National Bank, senior vice president of Continental Illinois National Bank and corporate controller of United California Bank. Mr. Elliott also has experience as a certified public accountant. Mr. Elliott currently serves on the board of PPL Corporation (NYSE: PPL) where he is chairman of the audit committee and sits on its finance committee. He is also a director of AllianceBernstein Corporation (NYSE: AB) and serves on that board’s audit committee and compensation committee. As one of the most broadly experienced financial services executives in the United States, Mr. Elliott brings valuable insight and advice to our board and to his role as chairman of the board’s Risk Oversight Committee, where his experience contributes to building strong and effective risk management. Mr. Elliott also serves on the Executive Committee.

Michael J. Endres

Principal,

Stonehenge Partners

Director since 2003

Age 65

Mr Endres is a principal of Stonehenge Partners a private equity firm, located in Columbus, Ohio. Stonehenge Partners is the manager of the Stonehenge Opportunity Funds, which invests in middle market companies throughout the Midwest. Prior to joining Stonehenge, Mr Endres was Vice Chairman of Banc One Capital Holdings Corporation and Chairman of Banc One Capital Partners, where he directed the merchant banking activities of the firm and originated direct investments for the corporate related private equity and mezzanine investments. Mr. Endres also serves as member of the Board of Directors of Tim Hortons Inc (NYSE: THI), Worthington Industries Inc. (NYSE: WOR), W.W. Williams, and OhioHealth Corporation an Ohio non-profit corporation. Mr. Endres has a depth of experience in equity investing, business development, strategic initiatives, acquisitions, financial analysis, leadership and management. Mr. Endres serves on the Board’s Executive Committee.

John B. Gerlach, Jr.

Chairman, President and Chief Executive Officer,

Lancaster Colony Corporation

Director since 1999

Age 58

Mr. Gerlach has led Lancaster Colony Corporation (NASDAQ: LANC), a publicly held diversified marketer of specialty foods, glassware and candles for 16 years. He was elected chairman of the board of directors and chief executive officer of Lancaster Colony Corporation in February 1997. He had been president and chief operating officer since May 1994. He joined the Lancaster Colony companies in April of 1976 and has served in various capacities, including executive vice president, for nine years. Mr. Gerlach has served on the Lancaster Colony board of directors since November 1985 and has served on the boards of numerous non-profit organizations, including the Columbus Foundation, Nationwide Children’s Hospital, The Ohio State University Foundation and the Richard M. Ross Heart Hospital Board. Mr. Gerlach brings significant public company leadership and operational management experience to the board and to his role as chair of the Compensation Committee. He also serves on the Nominating and Corporate Governance Committee.

Peter J. Kight

Co-Chairman and Managing Partner

Comvest Advisors, LLC

Director Since 2012

Age 56

Mr. Kight is currently co-chairman and managing partner of Comvest Advisors, LLC, a private investment firm providing equity and debt capital to middle-market companies across the U.S. including financial services and technology companies, with over $1.2 billion in capital under management. Previously Mr. Kight served as a director and vice-chairman of Fiserv (NASDAQ: FISV), following Fiserv’s acquisition in December 2007 of CheckFree which Mr. Kight founded in 1981. As founder, chairman and chief executive officer of CheckFree, Mr. Kight has been an innovator in providing electronic funds transfer services to businesses and consumers, and in developing infrastructures to support new services that enable and simplify the electronic movement and management of personal and business finances. Under Mr. Kight’s leadership, CheckFree expanded its scope to multiple types of payments and processing infrastructures, leveraging business intelligence to detect and prevent fraud, electronic billing, reconciliation and operational risk management capabilities – through internal development and nearly 30 acquisitions. Mr. Kight was also a director of Akamai Technologies, Inc. (NASDAQ: AKAM), where he served on and was past chairman of the compensation committee, and a former director and member of the compensation committee for Manhattan Associates, Inc. (NASDAQ: MANH, from July 2007 to July 2011). Mr. Kight brings to the board substantial leadership abilities and significant expertise in financial services technology and payment systems. Mr. Kight serves on the Compensation Committee.

Jonathan A. Levy

Managing Partner,

Redstone Investments

Director since 2007

Age 52

Mr. Levy is co-founder and managing partner of Redstone Investments, a full service commercial real estate firm. The company was formed in 1991 and is headquartered in Youngstown, Ohio, with an additional office located in Tampa, Florida. Redstone is involved in property management, construction, development and commercial real estate brokerage. Their portfolio includes properties located throughout 14 states. Mr. Levy has over 30 years of experience in the commercial real estate business. Mr. Levy served on the board of Sky Financial Group, Inc. from 1999 until Huntington’s acquisition of Sky. He served as lead director of the Sky board from 2003 to 2007. Before serving on the Sky board, Mr. Levy served on the boards of Western Reserve Bank and Citizens Bankshares, Inc. Mr. Levy also has hands on banking experience with his service at Marine Midland Banks, NA as a construction and commercial real estate lender, from 1983 to 1988. Mr. Levy has also served on the boards on numerous community non-profit organizations. Mr. Levy has been a member of the board of The Huntington National Bank since 2007. Mr. Levy brings many years of business, banking, real estate and director experience to our board and the committees on which he serves: the Executive Committee and the Risk Oversight Committee.

Richard W. Neu

Chairman,

MCG Capital Corporation

Since 2010

Age 57

Mr. Neu has been chairman of the board of the Washington, D.C.-based MCG Capital Corp. (NASDAQ: MCGC) since 2009, and served as chief executive officer from October 2011 to November 2012. MCG is a publicly traded business development corporation providing financing to middle market companies throughout the United States. He first joined the

MCG board in 2007 and has served as a member of the audit, nominating and corporate governance, and valuation and investment committees. Mr. Neu has served on the board of the Dollar Thrifty Automotive Group (NYSE: DTG) since 2006 and as the lead director since December 2011. He served as chairman of the board from November 2010 to December 2011. He previously served as chairman of the audit committee and is a member of the corporate governance committee. From 1995 to 2004, Mr. Neu served as executive vice president, chief financial officer, treasurer, and director of both Charter One Financial, Inc. and Charter One Bank. He assumed this role following the merger of First Federal of Michigan and Charter One Financial, Inc. Mr. Neu joined First Federal of Michigan in 1985 as chief financial officer, and was elected to the board of directors in 1992. Mr. Neu possesses a comprehensive knowledge of our bank markets, has led numerous bank acquisitions and integrations, as well as has extensive knowledge of the banking industry. His knowledge and experience, as well as his financial acumen, make him a valued member of the board and chair of the board’s Audit Committee.

David L. Porteous

Attorney, McCurdy, Wotila & Porteous, PC

Lead Director, Huntington Bancshares Incorporated

Director Since 2003

Age 60

Mr. Porteous has practiced law for over 35 years with a focus on corporate and municipal law and government relations. He has been a partner with McCurdy, Wotila & Porteous since January 2008 and prior to joining that firm managed his own law practice for over 20 years. He is a consultant with the international law firm of Akin Gump Strauss Hauer & Feld LLP in its Washington D.C. office. Mr. Porteous is a recognized authority on economic development and has served on the board of directors of the Michigan Economic Development Corporation (MEDC), the Michigan Economic Growth Authority (MEGA) (where he was chairman of the executive committee), the Michigan Strategic Fund (where he was chairman), the Michigan Chamber of Commerce, and the Alliance for Health in Grand Rapids, Michigan. Mr. Porteous is a former director of the Federal Home Loan Bank of Indianapolis where he also chaired the audit committee. He also was on the board of trustees of Michigan State University for over eight years and was chairman of the board from 2003 to 2006 and was a member of its finance and audit committees. Mr. Porteous has been a director of Jackson National Life Insurance of New York since 2002, and currently serves as a member of the audit committee. Mr. Porteous has an extensive legal background and possesses valuable experience in corporate and finance related matters as well as an extensive knowledge of Huntington’s markets. These attributes make him an effective lead director and chairman of the Nominating and Corporate Governance Committee. Mr. Porteous also serves on the Compensation Committee, the Risk Oversight Commitee and the Executive Committee.

Kathleen H. Ransier

Former Partner,

Vorys, Sater, Seymour and Pease LLP

Director Since 2003

Age 65

Ms. Ransier is a former partner in the Columbus office of Vorys, Sater, Seymour and Pease LLP where she practiced with the corporate group through December 31, 2012. An attorney for almost 40 years, Ms. Ransier’s practice has included transactional, commercial real estate, business organization, non-profit and business development. From 1974-1976 Ms. Ransier was a securities attorney at the Ohio Department of Commerce Division of Securities. Ms. Ransier served as special counsel for the Ohio Attorney General from 1976 to 1994. She has served as special counsel for the Franklin County Probate Court from 1985 to 1990 and has been appointed to boards and commissions by The Supreme Court of Ohio. She served as a member of the board of directors of The Ohio State University Alumni Association, a member of the Supreme Court of Ohio Commission on Professionalism and the Greater Columbus Arts Council. Ms. Ransier has served on the board of the Columbus Regional Airport Authority since 1997 and served as chair from 2003 to 2009. Ms. Ransier is very active in numerous professional, academic, cultural, social, community, economic development and civic organizations. Ms. Ransier brings analytical skills and a broad range of expertise in law and regulation to the board, and her substantial community involvement serves her well as chair of the board’s Community Development Committee. Ms. Ransier also serves on the Compensation Committee.

Stephen D. Steinour

Chairman, President and Chief Executive Officer,

Huntington Bancshares Incorporated and The Huntington National Bank

Director Since 2009

Age 54

Mr. Steinour has served as our chairman, president and chief executive officer, and has also served in these roles for The Huntington National Bank, since January 2009. Before joining Huntington, Mr. Steinour was with Citizens Financial Group in Providence, Rhode Island, from 1992 to 2008, where he served in various executive roles, with responsibilities for credit, risk management, wholesale and regional banking, consumer lending, technology and operations among others. He was named president in 2005 and chief executive officer in 2007. Mr. Steinour joined Cross Harbor Capital partners in Boston in 2008 where he served as a managing partner and a member of the investment committee until joining Huntington in 2009. Mr. Steinour is a member of the board of directors of Exelon Corporation (NYSE: EXC) and a trustee of Liberty Property Trust (NYSE: LRY). He is a member of The Columbus Partnership and a trustee of the Columbus Downtown Development Corporation. Mr. Steinour is also a trustee of the Eisenhower Fellowships. Mr. Steinour has more than 30 years of experience in all aspects of banking. In addition to being our chief executive officer, he brings extensive leadership as well as broad knowledge of the banking industry to the board. Mr. Steinour is a member of the board’s Executive Committee.

Director Stepping Down

David P. Lauer, age 70, is retiring after serving as a director, and chairman of our audit committee, since 2003. Mr. Lauer, a certified public accountant, has more than four decades of accounting and banking experience. He first joined Deloitte & Touche LLP in 1966 and eventually served as the Office Managing Partner for the Columbus office from 1989 to 1997. That same year, he joined Bank One, Columbus, NA, and was the chief operating officer and president of Columbus Commercial Operations from 1997 to 2001. Beginning that year until 2004, Mr. Lauer was the interim acting chief financial officer for The Ohio State University Medical Center. He currently is a member of the boards of RG Barry Corporation (NASDAQ: DFZ) and Diamond Hill Investment Group (NASADAQ: DHIL), and is a member of their audit committees. Within the past five years, Mr. Lauer has also served on the boards and the audit committees of Wendy’s International Inc. and Tim Hortons, Inc. We have greatly benefited from having a director and Audit Committee chair with Mr. Lauer’s extensive audit and board experience, as well as banking experience.

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for 2013. Although not required, we are asking shareholders to ratify the appointment of Deloitte & Touche LLP as the independent accountant for 2013. Deloitte & Touche LLP has served as our independent accountant since 2004. The Audit Committee will reconsider the appointment of Deloitte & Touche LLP if its selection is not ratified by the shareholders. Representatives of Deloitte & Touche LLP regularly attend meetings of the Audit Committee and will be present at the annual meeting. These representatives will have an opportunity to make a statement if they desire to do so and also will be available to respond to appropriate questions.

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

The table below reflects the fees billed by Deloitte & Touche LLP for services rendered for us for 2012 and 2011.

Fees	Year ended December 31, 2012	Year ended December 31, 2011
Audit Fees(1)	$2,028,600	$1,988,931
Audit-Related Fees(2)	1,106,238	1,013,850
Tax Fees	0	0
All Other Fees(3)	182,385	0

Total	$3,317,223	$3,002,781

(1)

Audit fees are fees for professional services rendered for the audits of our annual financial statements and internal control over financial reporting, review of the financial statements included in Form 10-Q filings, and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees generally include fees for assurance services such as audits of subsidiaries and pension plans, compliance related to servicing of assets, and service organization examinations.

(3)	All other fees were for advisory services rendered supporting management’s development of the annual capital plan, as part of the Federal Reserve’s mandatory Capital Plan Review (CapPR).

Pre-Approval Policies and Procedures

The Audit Committee has a policy that it will pre-approve all audit and non-audit services provided by the independent accountant, and will not engage the independent accountant to perform any specific non-audit services prohibited by law or regulation. The Audit Committee has given general pre-approval for specified audit, audit-related, tax and other services. The terms of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different term. The Audit Committee will annually review the services for which general pre-approval is given. The Audit Committee may revise the list of general pre-approved services from time to time, based upon subsequent determinations. Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval, it will require specific pre-approval by the Audit Committee. Pre-approval fee levels for all services to be provided by Deloitte & Touche LLP are established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

The Audit Committee may delegate pre-approval authority to a member of its committee, and has currently delegated pre-approval authority to its chairman. The decisions of the chairman or other member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. All of the services covered by the fees disclosed above were pre-approved by the Audit Committee or its chairman. The Audit Committee does not delegate its responsibilities to pre-approve services performed by Deloitte & Touche LLP to management. The Audit Committee has considered and determined that the services described above are compatible with maintaining Deloitte & Touche LLP’s independence.

The board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

Proposal 3 — Advisory Approval of Executive Compensation

As discussed in the Compensation Discussion and Analysis section of this proxy statement, our compensation philosophy is to pay for performance. Our program places heavy emphasis on performance-based compensation, particularly in the form of long-term incentives. In 2012, we strengthened our practices and implemented a number of key changes. Our compensation policies, practices and decisions for executive officers are described in detail under “Compensation of Executive Officers” above.

We believe that our compensation policies and procedures strongly align the interests of executives and shareholders. We encourage our executives to focus on long-term performance with long-term incentives and also stock ownership and retention requirements. We further believe that our culture focuses executives on sound risk management and appropriately rewards executives for performance. The resolution set forth below gives the shareholders the opportunity to vote on the compensation of our executives. Consideration of this resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934.

Upon the recommendation of the board of directors, we ask shareholders to consider the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Huntington Bancshares Incorporated as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including in the Summary Compensation Table, the Compensation Discussion and Analysis, the additional compensation tables and the accompanying narrative disclosure, is hereby approved on an advisory, non-binding basis.”

Because this is an advisory vote, it will not bind the board of directors, however, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Shareholders will have the opportunity to vote on the compensation of our executives again at next year’s annual meeting. The board of directors has determined that it will include a non-binding advisory vote on executive compensation in its proxy materials pursuant to Section 14A of the Securities Exchange Act of 1934 on an annual basis until the next vote on the frequency of such advisory votes, which will occur no later than our 2017 annual meeting.

The board of directors recommends a vote FOR the adoption of the resolution regarding executive compensation, as set forth above.

Our Executive Officers

Each of our executive officers is listed below, along with a statement of his or her business experience during at least the last five years. Executive officers are elected annually by the board of directors.

STEPHEN D. STEINOUR, age 54, has served as our chairman, president and chief executive officer and as chairman, president and chief executive officer of The Huntington National Bank since January 14, 2009. Previously Mr. Steinour was with Citizens Financial Group in Providence, Rhode Island, from 1992 to 2008, where he served in various executive roles, with responsibilities for credit, risk management, wholesale and regional banking, consumer lending, technology and operations among others. He was named president in 2005 and chief executive officer in 2007. In 2008, Mr. Steinour joined Cross Harbor Capital partners in Boston as a managing partner.

BARBARA H. BENHAM, age 41, has served as executive vice president and director of corporate communications and government relations since November 2012, overseeing all public relations, government affairs, and internal communications efforts. She has served as government relations director since 2001. She served as interim director of corporate communications from December 2011 to November 2012. Prior to joining Huntington in 1998, Ms. Benham served as the development director for Children’s Hunger Alliance, manager of the Wexner Center Foundation, as an account executive at RWA Management and Marketing, and in senior leadership roles for statewide and federal political campaigns.

DANIEL B. BENHASE, age 53, has served as senior executive vice president of The Huntington National Bank since February 2005 and has managed the Bank’s private financial group, now known as Huntington Wealth Advisors, since June 2000. Mr. Benhase has also managed mortgage lending, consumer lending, mortgage and consumer servicing and community development and government banking since November 2010. Mr. Benhase served as Senior Trust Officer from April 2002 to January 2011. Mr. Benhase served as executive vice president of The Huntington National Bank from June 2000 to February 2005. Previously, Mr. Benhase served as executive vice president for Firstar Corporation from 1994 to June 2000, and as executive vice president for Firstar Bank, N.A. from 1992 to 1994 where he was responsible for managing trust, investment management, private banking and brokerage activities.

RICHARD A. CHEAP, age 61, has served as our general counsel and secretary and as executive vice president, general counsel, secretary and cashier of The Huntington National Bank since May 1998. Mr. Cheap has also served as a vice president and a director since April 2001, and as secretary from April 2001 to December 2001, of Huntington Preferred Capital, Inc. Previously, Mr. Cheap practiced law with the law firm of Porter, Wright, Morris & Arthur LLP, Columbus, Ohio, from 1981, and as a partner from 1987 to May 1998. While with Porter, Wright, Morris & Arthur LLP, Mr. Cheap represented us in a variety of matters, including acting as lead attorney in negotiating the terms and documentation of most of our bank acquisitions during the preceding nine years.

JAMES E. DUNLAP, age 60, has served as senior executive vice president of The Huntington National Bank since May 2009. He has also served as regional banking group president for The Huntington National Bank since January 2006 overseeing our operations in Michigan, Northwest Ohio, Cleveland and Pittsburgh. Mr. Dunlap has also served as commercial banking director since March 2009, overseeing our commercial banking and treasury management/fee-based services businesses, which includes overall strategic direction and alignment, as well as leadership of the commercial business segment in each of our 11 regions. Since November 2010, Mr. Dunlap has also headed up our capital markets group, including foreign exchange, derivatives and syndications. In addition, Mr. Dunlap had responsibility for the strategic direction of the company’s charitable giving programs from May 2009 to November 2010. Mr. Dunlap has served as regional president for our West Michigan operations since 2001. Mr. Dunlap also served as executive vice president of retail and commercial banking for our operations in the State of Florida in 1996 prior to being named as regional president for that region from 1997 to 2001. Mr. Dunlap joined our company in 1979 in Northwest Ohio serving in several capacities including regional retail administrator, corporate banking group head overseeing commercial lending, treasury management and public funds, and was named regional president of our Northwest Ohio operations from 1992 to 1996.

PAUL G. HELLER, age 49, joined the company as Chief Technology and Operations Officer and senior executive vice president in October 2012. Previously Mr. Heller was senior vice president and corporate internet group executive for JPMorgan Chase, from December 1999 to October 2012. Mr. Heller served in various technology and operation related capacities with Bank One Corporation from May 1994 to January 1998.

HELGA S. HOUSTON, age 51, has served as our Chief Risk Officer since January 2012 and as senior executive vice president since October 2011. She served as Corporate Risk Managing Director from September 2011 through December 2011. Prior to joining Huntington, Ms. Houston was a partner in Phoenix Global Advisors, LLC, in Charlotte, N.C., from June 2009 to September 2011. During her tenure at the firm, Phoenix Global Advisors, LLC provided strategic advice to a variety of enterprises on areas ranging from revenue enhancement, enterprise risk management and operational efficiency. Ms. Houston was with Bank of America from 1986 to 2008, serving in a variety of capacities and gaining a broad banking background with extensive credit, capital markets and risk management experience. Most recently, she served as Bank of America’s risk executive for global consumer and small business banking and, prior thereto, as risk executive for global wealth and investment management.

DONALD R. KIMBLE, age 53, has served as our chief financial officer since August 2004, and as senior executive vice president since May 2009. He also served as treasurer from May 2007 to October 2011. Mr. Kimble served as executive vice president from June 2004 to May 2009. Mr. Kimble served as controller from August 2004 to July 2006. Mr. Kimble has also served as executive vice president for The Huntington National Bank since August 2004 and as controller from August 2004 to November 2009. Mr. Kimble has served as president and a director of Huntington Preferred Capital, Inc. since August 2004. Previously, Mr. Kimble served as executive vice president and controller for AmSouth Bancorporation from December 2000 to June 2004, and prior to that held various accounting and subsidiary chief financial officer positions with Bank One Corporation from July 1987 to December 2000.

MARY W. NAVARRO, age 57, has served as senior executive vice president of The Huntington National Bank since February 2005. She has managed the retail banking business since June 2002 when she joined the Bank as executive vice president. Her current role includes leadership of the branch network, business banking, marketing, online banking, call centers, deposits and, cards. She also served as a regional banking group president from April 2006 to October 2009. Previously, Ms. Navarro served as executive vice president and eastern region retail manager for Bank One Corp. where she served in various capacities from January 1986 and held many senior leadership positions including small business national sales manager, national retail business credit delivery manager, regional business banking sales manager, and commercial banking manager.

DANIEL J. NEUMEYER, age 53, has served as senior executive vice president and chief credit officer for The Huntington National Bank since October 2009. In his current role, Mr. Neumeyer oversees credit policy & risk management, commercial credit transactions, special assets, and collections. Previously, Mr. Neumeyer was chief credit officer for Comerica Bank, Texas, from January 2008 to October 2009, where he was responsible for credit approval and portfolio administration for the Texas market. He also was responsible for Comerica Inc.’s corporate credit policy and its credit training program. Mr. Neumeyer joined Comerica and its predecessors in January 1983 and served in various credit administration and related capacities prior to becoming chief credit officer.

KEITH D. SANDERS, age 53, has served as senior executive vice president since January 2012 and director of human resources since April 2010. He served as executive vice president from April 2010 to January 2012. Previously, Mr. Sanders was a vice president of human resources at PepsiAmericas, Inc. where he served from July 2003 to April 2010. He also served as the chief diversity and inclusion officer for PepsiAmericas, Inc. from May 2009 until departure. Before that, Mr. Sanders was a district human resources director at AutoNation, supporting over 3,000 associates and managing staffing, recruiting and retention efforts. Mr. Sanders also previously worked as a human resources manager at Target and Federated Department Stores, now known as Macy’s, Inc.

NICHOLAS G. STANUTZ, age 58, has served as senior executive vice president since February 2005 and as the director for auto finance and dealer services since June 1999 for The Huntington National Bank. Since November 2010, Mr. Stanutz has also had responsibility for commercial real estate and asset based lending. Mr. Stanutz served as executive vice president of The Huntington National Bank from June 1999 to February 2005. Previously, Mr. Stanutz served as senior vice president from May 1986 to June 1999, as product manager for automobile financing from June 1994 to June 1999, and as Indiana dealer sales manager from May 1986 to June 1994.

MARK E. THOMPSON, age 54, has served as senior executive vice president since joining our company in April 2009. Mr. Thompson’s current role includes oversight of bank integrations, corporate real estate & facilities, corporate sourcing, security, fraud risk, Huntington Insurance Agency, and commercial and consumer operations. From April 2009 to November 2010, he served as director of strategy and business segment performance, responsible for the strategic planning with Huntington’s various business units with the goal of improving financial performance and revenue growth. Previously Mr. Thompson served as executive vice president and deputy CFO of ABN AMRO, from October 2007 to April 2009. Before that time, Mr. Thompson served in various roles with Citizens Financial Group, from 2000 to October 2007. Mr. Thompson’s responsibilities with Citizens Financial Group included serving as chief financial officer for one of Citizens’ largest regions and for the company’s retail and business banking segment. Other responsibilities with Citizens included the oversight of special merger and acquisition projects and leadership of the mortgage business.

Proposals by Shareholders for 2014 Annual Meeting

If a shareholder wishes to submit a proposal for possible inclusion in our annual meeting proxy statement and form of proxy for our 2013 annual meeting, the proposal must be submitted to the Secretary, Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. The Secretary must receive your proposal on or before the close of business on November 8, 2013.

In addition, our bylaws establish advance notice procedures as to (1) business to be brought before an annual meeting of shareholders other than by or at the direction of our board of directors, and (2) the nomination, other than by or at the direction of our board of directors, of candidates for election as directors. Any shareholder who wishes to submit a proposal to be acted upon at next year’s annual meeting or who wishes to nominate a candidate for election as a director should request a copy of these bylaw provisions by sending a written request addressed to the Secretary, Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. To be timely, such advance notice must set forth all information required under the bylaws and must be delivered to the Secretary at this address not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. If the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2014 annual meeting, unless the date of the meeting is before March 19, 2014 or after May 18, 2014, such notice must be received between October 9, 2013, and November 8, 2013.

Other Matters

As of the date of this proxy statement, we know of no other business that may properly be brought before the meeting other than procedural matters relating to the proposals described in this proxy statement. Should any other matter requiring a vote of the shareholders arise, a properly submitted proxy confers upon the person or persons designated to vote the shares discretionary authority to vote the same with respect to any such other matter in the discretion of such persons.

Huntington’s 2012 Annual Report was furnished to shareholders concurrently with this proxy material. Huntington’s Form 10-K for 2012 will be furnished, without charge, to Huntington shareholders upon written request to Investor Relations, Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. In addition, Huntington’s Form 10-K for 2012 and certain other reports filed with the Securities and Exchange Commission can be found on the Investor Relations pages of Huntington’s website at huntington.com.

If you are an employee of Huntington or its affiliated entities and are receiving this proxy statement as a result of your participation in the Huntington Investment and Tax Savings Plan a proxy card has not been included. Instead, an instruction card, similar to a proxy card, has been provided so that you may instruct the trustee how to vote your shares held under this plan. Please refer to your instruction card for information on instructing the trustee electronically over the Internet or by telephone.

The Securities and Exchange Commission has adopted “householding” rules which permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements, notices of internet availability of proxy materials, and annual reports (annual meeting materials) with respect to two or more shareholders sharing the same address by delivering one copy of annual meeting materials to these shareholders. Unless we have received contrary instructions, we will deliver only one copy of the annual meeting materials to multiple security holders sharing an address. If we sent only one set of these documents to your household and one or more of you would prefer to receive your own set, we will deliver promptly upon request additional copies of the annual meeting materials. Please contact our transfer agent, Computershare, to receive additional copies of the annual meeting materials. Also please contact Computershare if you would like to request separate copies of future annual meeting materials, or if you are receiving multiple copies of annual meeting materials and you would like to request delivery of just one copy. You may contact Computershare by telephone at (877) 282-1168 or by mail at Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078. If you hold your shares in “street name”, please contact your bank, broker or other holder of record to request information about householding.

Vote by Internet • Go to www.envisionreports.com/HBAN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Huntington Bancshares Incorporated Shareholders’ Meeting to be Held on April 18, 2013

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/HBAN to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 10, 2013, to facilitate timely delivery.

01L6AA

Proxy – Huntington Bancshares Incorporated

The 2013 annual meeting of shareholders of Huntington Bancshares Incorporated, a Maryland corporation, will be held on Thursday, April 18, 2013, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio, at 2:00 p.m. EDT.

The matters to be considered and voted on at the meeting, each as more fully described in the proxy materials, are listed below:

1.	Election of directors:
	01 - Don M. Casto III	02 - Ann B. Crane	03 - Steven G. Elliott	04 - Michael J. Endres	05 - John B. Gerlach, Jr.
	06 - Peter J. Kight	07 - Jonathan A. Levy	08 - Richard W. Neu	09 - David L. Porteous	10 - Kathleen H. Ransier
11 - Stephen D. Steinour

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013.

3.	An advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the proxy materials.

4.	Any other business that properly comes before the meeting.

The Board of Directors recommends a vote FOR all of the nominees listed and FOR proposals 2 and 3.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must authorize a proxy online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.envisionreports.com/HBAN. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	Email – Send an email to investorvote@computershare.com with “Proxy Materials Order” in the subject line. In the message, include your full name and address, plus the number located in the shaded bar on the reverse. State in the email that you want to receive a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 10, 2013.

01L6AA

Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 18, 2013.

Vote by Internet • Go to www.envisionreports.com/HBAN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR proposals 2 and 3.

1. Election of Directors:	☐ ForAll EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) below.

01 – Don M. Casto III, 02 – Ann B. Crane, 03 – Steven G. Elliott,

04 – Michael J. Endres, 05 – John B. Gerlach, Jr., 06 – Peter J. Kight,

07 – Jonathan A. Levy, 08 – Richard W. Neu, 09 – David L. Porteous,

10 – Kathleen H. Ransier, 11 – Stephen D. Steinour

01 - ☐ 02 - ☐ 03 - ☐ 04 - ☐ 05 - ☐ 06 - ☐

07 - ☐ 08 - ☐ 09 - ☐ 10 - ☐ 11 - ☐

☐ FOR all nominees	☐ WITHHOLD vote from all nominees

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2013.	☐	☐	☐	3. An advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the accompanying proxy statement.	☐	☐	☐
4. Any other business that properly comes before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon and date. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian or in any other representative capacity, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                        01L67B

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Huntington Bancshares Incorporated

Proxy Solicited by the Board of Directors for Annual Meeting — April 18, 2013

The undersigned shareholder of Huntington Bancshares Incorporated, a Maryland corporation (“Huntington”), hereby appoints Larry D. Case, Mary Beth M. Clary, and Elizabeth B. Moore, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Huntington Annual Meeting of Shareholders to be held on Thursday, April 18, 2013, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio, at 2:00 p.m. EDT, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

Huntington’s Board of Directors recommends a vote FOR each of the nominees for director and FOR proposals 2 and 3.

IF THIS PROXY IS PROPERLY EXECUTED AND NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST: FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN; FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013; AND FOR THE ADVISORY RESOLUTION TO APPROVE, ON A NON-BINDING BASIS, THE COMPENSATION OF EXECUTIVES AS DISCLOSED IN THE ACCOMPANYING PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Vote by Internet • Go to www.envisionreports.com/HBANHIP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Huntington Bancshares Incorporated Shareholders’ Meeting to be Held on April 18, 2013

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/HBANHIP to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 10, 2013, to facilitate timely delivery.

01L6BA

Huntington Investment and Tax Savings Plan

The 2013 annual meeting of shareholders of Huntington Bancshares Incorporated, a Maryland corporation, will be held on Thursday, April 18, 2013, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio, at 2:00 p.m. EDT.

The matters to be considered and voted on at the meeting, each as more fully described in the proxy materials, are listed below:

1.	Election of directors:
	01 - Don M. Casto III	02 - Ann B. Crane	03 - Steven G. Elliott	04 - Michael J. Endres	05 - John B. Gerlach, Jr.
	06 - Peter J. Kight	07 - Jonathan A. Levy	08 - Richard W. Neu	09 - David L. Porteous	10 - Kathleen H. Ransier
11 - Stephen D. Steinour

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013.

3.	An advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the proxy materials.

4.	Any other business that properly comes before the meeting.

The Board of Directors recommends a vote FOR all of the nominees listed and FOR proposals 2 and 3.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must authorize a proxy online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.envisionreports.com/HBANHIP. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	Email – Send an email to investorvote@computershare.com with “Proxy Materials Order” in the subject line. In the message, include your full name and address, plus the number located in the shaded bar on the reverse. State in the email that you want to receive a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 10, 2013.

01L6BA

Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 16, 2013.

Vote by Internet • Go to www.envisionreports.com/HBANHIP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR proposals 2 and 3.

1. Election of Directors:	☐ ForAll EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) below.

01 – Don M. Casto III, 02 – Ann B. Crane, 03 – Steven G. Elliott,

04 – Michael J. Endres, 05 – John B. Gerlach, Jr., 06 – Peter J. Kight,

07 – Jonathan A. Levy, 08 – Richard W. Neu, 09 – David L. Porteous,

10 – Kathleen H. Ransier, 11 – Stephen D. Steinour

01 - ☐ 02 - ☐ 03 - ☐ 04 - ☐ 05 - ☐ 06 - ☐

07 - ☐ 08 - ☐ 09 - ☐ 10 - ☐ 11 - ☐

☐ FOR all nominees	☐ WITHHOLD vote from all nominees

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2013.	☐	☐	☐	3. An advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the accompanying proxy statement.	☐	☐	☐
4. Any other business that properly comes before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.
/ /

                        01L69B

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Huntington Investment and Tax Savings Plan

Instruction Card to Plan Trustee

Huntington Bancshares Incorporated Annual Meeting — April 18, 2013

The undersigned participant in the Huntington Investment and Tax Savings Plan (the “Plan”) hereby instructs The Huntington National Bank, as the Trustee of the Plan, to appoint Larry D. Case, Mary Beth M. Clary, and Elizabeth B. Moore, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Huntington Bancshares Incorporated Annual Meeting of Shareholders to be held on Thursday, April 18, 2013, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio, at 2:00 p.m. EDT, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting pursuant to the Plan and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

Huntington’s Board of Directors recommends a vote FOR each of the nominees for director and FOR proposals 2 and 3.

IF NO DIRECTION IS MADE, THE TRUSTEE OF THE PLAN WILL VOTE THE PARTICIPANT’S SHARES AS DIRECTED BY THE PLAN’S ADMINISTRATIVE COMMITTEE IN ACCORDANCE WITH THE TERMS OF THE PLAN.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR proposals 2 and 3.

1. Election of Directors:	☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) below.

01 – Don M. Casto III, 02 – Ann B. Crane, 03 – Steven G. Elliott,

04 – Michael J. Endres, 05 – John B. Gerlach, Jr., 06 – Peter J. Kight,

07 – Jonathan A. Levy, 08 – Richard W. Neu, 09 – David L. Porteous,

10 – Kathleen H. Ransier, 11 – Stephen D. Steinour

01 - ☐ 02 - ☐ 03 - ☐ 04 - ☐ 05 - ☐ 06 - ☐

07 - ☐ 08 - ☐ 09 - ☐ 10 - ☐ 11 - ☐

☐ FOR all nominees	☐ WITHHOLD vote from all nominees

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2013.	☐	☐	☐	3. An advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the accompanying proxy statement.	☐	☐	☐
4. Any other business that properly comes before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon and date. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian or in any other representative capacity, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                        01L68B

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Huntington Bancshares Incorporated

Proxy Solicited by the Board of Directors for Annual Meeting — April 18, 2013

The undersigned shareholder of Huntington Bancshares Incorporated, a Maryland corporation (“Huntington”), hereby appoints Larry D. Case, Mary Beth M. Clary, and Elizabeth B. Moore, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Huntington Annual Meeting of Shareholders to be held on Thursday, April 18, 2013, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio, at 2:00 p.m. EDT, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

Huntington’s Board of Directors recommends a vote FOR each of the nominees for director and FOR proposals 2 and 3.

IF THIS PROXY IS PROPERLY EXECUTED AND NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST: FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN; FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013; AND FOR THE ADVISORY RESOLUTION TO APPROVE, ON A NON-BINDING BASIS, THE COMPENSATION OF EXECUTIVES AS DISCLOSED IN THE ACCOMPANYING PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.